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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Momenta Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MOMENTA PHARMACEUTICALS, INC.
675 West Kendall Street
Cambridge, Massachusetts 02142

                      May 11, 2011

To Our Stockholders:

        You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Momenta Pharmaceuticals, Inc. to be held at 10:30 a.m., local time, on Tuesday, June 14, 2011, at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109.

        The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

        It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by voting your shares over the Internet or by telephone as provided in the instructions set forth on the enclosed proxy card, or by completing, signing, dating and returning your proxy in the enclosed envelope, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

        Thank you for your continued support.

Sincerely,

Craig A. Wheeler President and Chief Executive Officer

MOMENTA PHARMACEUTICALS, INC.
675 West Kendall Street
Cambridge, Massachusetts 02142

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 14, 2011

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of Momenta Pharmaceuticals, Inc., or the Annual Meeting, will be held on Tuesday, June 14, 2011 at 10:30 a.m., local time, at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109. At the Annual Meeting, stockholders will consider and vote on the following matters:

  1.
  to elect three members to our board of directors to serve as Class I directors, each for a term of three years;

  2.
  to ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011;

  3.
  to approve a non-binding "say on pay" advisory vote on the compensation of our named executive officers, as described in this proxy statement under the heading "Executive Compensation"; and

  4.
  to recommend a non-binding "say on frequency" advisory vote on the frequency of future non-binding "say on pay" advisory votes.

        The stockholders will also act on any other business that may properly come before the Annual Meeting or any adjournment thereof.

        Stockholders of record at the close of business on Monday, April 18, 2011 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 675 West Kendall Street, Cambridge, Massachusetts 02142, during ordinary business hours, for a period of ten days prior to the Annual Meeting as well as on the day of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting.

        We hope that all stockholders will be able to attend the Annual Meeting in person. However, to ensure that a quorum is present at the Annual Meeting, please vote your shares over the Internet or by telephone as provided in the instructions set forth on the enclosed proxy card, or complete, date, sign and promptly return the enclosed proxy card whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to Broadridge Financial Solutions, who is serving as proxy tabulator, has been enclosed for your convenience. If you attend the Annual Meeting in person, your proxy will, upon your written request, be returned to you and you may vote your shares in person.

        All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

Bruce A. Leicher Secretary

Cambridge, Massachusetts
May 11, 2011

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE AS PROVIDED IN THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

MOMENTA PHARMACEUTICALS, INC.
675 WEST KENDALL STREET
CAMBRIDGE, MASSACHUSETTS 02142

PROXY STATEMENT

For the 2011 Annual Meeting of Stockholders
to be held on Tuesday, June 14, 2011

        This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Momenta Pharmaceuticals, Inc., also referred to in this proxy statement as the "Company", "Momenta", "we" or "us", for use at the 2011 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Tuesday, June 14, 2011 at 10:30 a.m., local time, at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109, and at any adjournment thereof. You may obtain directions to the location of the Annual Meeting by contacting Bruce A. Leicher, Secretary, Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, telephone: (617) 491-9700.

        All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in accordance with the board of directors' recommendations. This means that the proxies will be voted in favor of Proposals 1, 2 and 3 as set forth in the accompanying Notice of Meeting and in favor of annual advisory votes on executive compensation in the case of Proposal 4. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary, by executing and delivering a later-dated proxy or by appearing at the Annual Meeting and voting in person.

        Our 2010 Annual Report to Stockholders for the fiscal year ended December 31, 2010 is being mailed to stockholders with the mailing of these proxy materials on or about May 11, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held on June 14, 2011:

        This proxy statement and the 2010 Annual Report to Stockholders are available for viewing, printing and downloading at http://ir.momentapharma.com/annuals.cfm.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon request to Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, Attention: Bruce A. Leicher, facsimile: (617) 621-0431, by calling (617) 491-9700 or on the web at http://ir.momentapharma.com/annuals.cfm.

Voting Securities and Votes Required

        Stockholders of record at the close of business on Monday, April 18, 2011 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, 50,836,569 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder thereof to one vote with respect to all matters submitted to stockholders at the Annual Meeting. We have no other securities entitled to vote at the Annual Meeting.

        The presence in person or representation by proxy of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

        Directors are elected by a plurality of the votes cast by the stockholders (Proposal 1). The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2), the approval of the non-binding "say on pay" advisory vote on executive compensation (Proposal 3) and the approval of the non-binding "say on frequency" advisory vote on the frequency of future non-binding "say on pay" advisory votes (Proposal 4) require a majority of the votes cast by holders of stock present or represented and voting on such matter. With respect to Proposal 4, if none of the three frequency options receives the vote of the holders of a majority of the votes cast, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by stockholders. However, as described in more detail in Proposal 4, because this proposal is non-binding, our board of directors may decide that it is in the best interest of us and our stockholders to hold future executive compensation advisory votes more or less frequently. The votes will be counted, tabulated and certified by a representative of Broadridge Financial Solutions, who will serve as the inspector of elections at the Annual Meeting.

        Abstentions and broker non-votes (when shares are represented at the Annual Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the shares present or represented at the Annual Meeting for purposes of determining whether a quorum is present. Abstentions and broker non-votes will not be considered votes properly cast at the Annual Meeting. Because the approval of each proposal is based on the votes properly cast at the Annual Meeting, abstentions and broker non-votes will not be included in the calculation of the shareholder vote on proposals.

Voting Your Shares

        If you are the record holder of your shares, you may vote in one of four ways. You may vote by submitting your proxy over the Internet, by telephone, or by mail or you may vote in person at the Annual Meeting.

        You may vote over the Internet.    If you have Internet access, you may vote your shares from any location in the world by following the "Vote by Internet" instructions set forth on the enclosed proxy card.

        You may vote by telephone.    You may vote your shares by following the "Vote by Phone" instructions set forth on the enclosed proxy card.

        You may vote by mail.    You may vote by completing, dating and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each nominee for director, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, FOR the approval of executive compensation, and FOR holding annual non-binding advisory votes on the approval of executive compensation.

        You may vote in person.    If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

Changing Your Vote; Revocation of Proxy; Broker Non-Votes

        Voting over the Internet or by telephone or execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

  •
  file with our Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

  •
  duly execute a later-dated proxy relating to the same shares and deliver it to our Secretary before the taking of the vote; or

  •
  attend the Annual Meeting and vote in person. Attendance at the Annual Meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

        Any written notice of revocation or subsequent proxy should be sent to us at the following address: Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, MA 02142, Attention: Bruce A. Leicher, Secretary. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified in those proxies. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted in favor of the election of the directors named in this proxy statement, in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, in favor of the approval of our executive compensation, in favor of holding annual non-binding advisory votes on the approval of our executive compensation and, in the discretion of the persons appointed as proxies, on any other items that may properly come before the Annual Meeting. If the shares you own are held in "street name," the bank or brokerage firm, as the record holder of your shares, is required to vote your shares in accordance with your instructions. To vote your shares held in "street name," you will need to follow the directions provided to you by your bank or brokerage firm.

        Under applicable stock exchange rules, if you do not give instruction to your bank, broker or other nominee, the nominee will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as broker non-votes. The election of directors, the approval of a non-binding advisory vote on executive compensation and the holding of a non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation are non-discretionary items and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is a discretionary item.

 PROPOSAL ONE

ELECTION OF DIRECTORS

Board Recommendation

        The board of directors recommends a vote "FOR" the election of each of Mr. Bruce Downey, Ms. Marsha H. Fanucci and Mr. Peter Barton Hutt as Class I directors.

        We have three classes of directors, currently consisting of three Class I directors, three Class II directors and three Class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Mr. Bruce Downey, Ms. Marsha H. Fanucci and Mr. Peter Barton Hutt are currently serving as Class I directors. The Class I directors elected this year will serve as members of our board of directors until the 2014 annual meeting of stockholders, or until their respective successors are elected and qualified.

        The persons named in the enclosed proxy card will vote to elect Mr. Downey, Ms. Fanucci and Mr. Hutt as Class I directors unless you withhold authority to vote for the election of any or all nominees by marking the proxy card (whether executed by you or through the Internet or telephonic voting). Stockholders may vote by proxy to elect no more than three persons to our board of directors at the Annual Meeting. Mr. Downey, Ms. Fanucci and Mr. Hutt currently serve on our board of directors. The nominees have indicated their willingness to continue to serve if elected. However, if any director nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that the nominees will be unable to serve if elected.

        No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to whom such person is to be selected as a director or nominee for election as a director.

Our Board of Directors

        Set forth below for each of our directors, including the Class I director nominees, is information as of April 15, 2011 with respect to each director's (a) name and age, (b) positions and offices with us, (c) principal occupation and business experience during at least the past five years, (d) directorships, if any, of other publicly-held companies during the past five years, (e) the year such person became a member of our board of directors, and (f) specific experience, qualifications, attributes and skills that led our board to the conclusion that such person should serve as a director. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards and have each demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class I directors, nominees to be elected at the 2011 Annual Meeting (if elected, terms to expire in 2014)
Bruce Downey(1)(2)	63	2009

Bruce Downey has been a director since June 2009. Mr. Downey has served as a Partner at NewSpring Capital, a venture capital firm, since April 2009. Previously, Mr. Downey was Chairman and Chief Executive Officer of Barr Pharmaceuticals, Inc., a global specialty pharmaceutical company that operated in more than 30 countries worldwide and was acquired by Teva Pharmaceuticals in 2008. Mr. Downey joined Barr Pharmaceuticals, Inc. in 1993 and was appointed Chairman of the Board and Chief Executive Officer in 1994. Mr. Downey is a member of the board of directors of Cardinal Health, Inc. as well as privately held companies. Mr. Downey graduated with honors from Miami University in 1969 and received his law degree cum laude from Ohio State. Mr. Downey's qualifications to sit on the board include his significant experience serving as a chief executive officer of a global generic pharmaceutical company that also had a substantial brand business and an active biologics research and development program, his years serving as a lawyer in private practice and his experience serving on other boards of directors in the biopharmaceutical industry.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Marsha H. Fanucci(1)(3)	58	2005

Marsha H. Fanucci has been a director since March 2005. Ms. Fanucci served as Senior Vice President and Chief Financial Officer of Millennium Pharmaceuticals, Inc., a biopharmaceutical company, from July 2004 through January 2009, where she was responsible for corporate strategy, treasury, financial planning and reporting and operations. While at Millennium since 2000, she also served as Vice President, Finance and Corporate Strategy and Vice President, Corporate Development. (Millennium was acquired by Takeda Pharmaceutical Company Limited in May 2008 and is now Millennium: The Takeda Oncology Company). Ms. Fanucci is a member of the board of directors of Alnylam Pharmaceuticals, Inc. and Ironwood Pharmaceuticals, Inc. She received her B.S. in Pharmacy from West Virginia University and her M.B.A. from Northeastern University. Ms. Fanucci's qualifications to sit on the board include her expertise with public and financial accounting matters, including her experience leading financial organizations in biotechnology companies.

Peter Barton Hutt(3)	76	2001

Peter Barton Hutt, LL.B., L.L.M., has been a director since June 2001. Mr. Hutt is a senior counsel at the law firm of Covington & Burling LLP and has been an attorney with that firm beginning in 1960. He served as Chief Counsel for the Food and Drug Administration from 1971 through 1975. Mr. Hutt is a member of the Institute of Medicine of the National Academy of Sciences and teaches a course on Food and Drug Law each Winter Term at Harvard Law School. He co-authored the casebook used to teach Food and Drug Law and has published numerous papers on the subject. Mr. Hutt is a member of the board of directors of Ista Pharmaceuticals, Inc., Xoma Ltd., Celera Genomics and several privately-held life sciences companies. During the last five years, Mr. Hutt also served as a member of the board of directors of CV Therapeutics, Inc, Favrille, Inc., Introgen Therapeutics, Inc. and Phase Forward Incorporated. Mr. Hutt received his B.A., magna cum laude, from Yale University, his L.L.B. from Harvard University and his L.L.M. from New York University. Mr. Hutt's qualifications to sit on the board include his 50 years of experience and expertise in food and drug regulation, including his service at the U.S. Food and Drug Administration and at Covington & Burling, and his experience serving on other boards of directors in the biopharmaceutical industry.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class II directors (terms expiring in 2012)
John K. Clarke(1)(2)	57	2002

John K. Clarke has been a director since April 2002. Mr. Clarke founded Cardinal Partners, a venture capital firm, in 1997, and has served as its Managing General Partner since its founding. He has founded and served as interim Chief Executive Officer of a number of portfolio companies, including Alkermes, Inc., Arris Pharmaceuticals, Inc., Cubist Pharmaceuticals, Inc. and the DNX Corporation. Mr. Clarke is chairman of the board of directors of Alnylam Pharmaceuticals, Inc. and serves as a member of the board of directors of a number of privately-held healthcare companies. During the last five years, Mr. Clarke also served as a member of the board of directors of Cubist Pharmaceuticals, Inc., Sirtris Pharmaceuticals and Visicu, Inc. He received his B.A. in Biology and Economics from Harvard College and his M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Clarke's qualifications to sit on the board include his financial expertise, his years of experience providing advisory services to organizations in the biotechnology industry and his experience serving on other boards of directors in the biopharmaceutical industry.

James Sulat(1)(3)	60	2008

James Sulat has been a director since June 2008 and has served as chairman of the board since December 2008. Since September 2009, Mr. Sulat has served as the Chief Executive Officer and Chief Financial Officer of Maxygen, Inc., a biopharmaceutical company. Prior to that, he served as the Chief Financial Officer of Memory Pharmaceuticals Corp., a biopharmaceutical company, from February 2008 through September 2008, and previously served as Memory Pharmaceuticals' President and Chief Executive Officer from May 2005 through February 2008 and as a member of the board of directors of Memory Pharmaceuticals from May 2005 through January 2009. Mr. Sulat serves as a director of Maxygen, Inc. and Intercell AG. Mr. Sulat received a B.S. in Administrative Sciences from Yale University, and an M.B.A. and an M.S. in Health Services Administration from Stanford University. Mr. Sulat's qualifications to sit on the board include his experience with public and financial accounting matters, his experience as chief executive officer and chief financial officer at companies within the biopharmaceutical industry and his experience serving on other boards of directors in the biopharmaceutical industry.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Craig A. Wheeler	50	2006

Craig A. Wheeler has served as our President and a director since August 2006 and was appointed our Chief Executive Officer effective September 2006. Prior to joining Momenta, Mr. Wheeler served as President of Chiron Biopharmaceuticals, a division of Chiron Corporation, a biotechnology company, from August 2001 until June 2006. Prior to joining Chiron, Mr. Wheeler was a senior member of The Boston Consulting Group's healthcare practice from August 1988 until August 2001. Mr. Wheeler has been a member of the board of directors of Avanir Pharmaceuticals, Inc. since September 2005 and has served as chairman of the board since May 2007. Mr. Wheeler received B.S. and M.S. degrees in chemical engineering from Cornell University and an M.B.A. degree from the Wharton School of the University of Pennsylvania. Mr. Wheeler's qualifications to sit on the board include his years of senior management experience in the biotechnology industry, including over four years as our President and Chief Executive Officer, and his experience as a principal in a major management consulting firm with a focus on healthcare.

Class III directors (terms to expire in 2013)
Thomas Koestler(2)(4)	59	2011

Thomas Koestler has been a director since January 2011. Since February 2010, Dr. Koestler has served as Executive-in-Residence at Vatera Healthcare Partners, a venture capital company. Prior to joining Vatera Healthcare Partners, Dr. Koestler was Executive Vice President of Schering-Plough Corporation, a pharmaceutical company, and President of Schering-Plough Research Institute, the pharmaceutical research and development arm of Schering-Plough Corporation, which he joined in 2003. Dr. Koestler has also held senior positions at Pharmacia Corporation, Novartis AG, Ortho-McNeil and Bristol-Myers Squibb. Dr. Koestler is also a member of the board of directors of Novo Nordisk A/S and a privately held contract research organization. Dr. Koestler holds a BS degree in biology and genetics from Daemen College and a Ph.D. from the State University of New York, where he studied medicine and pathology. Dr. Koestler's qualifications to sit on the board include his years of senior executive experience in the pharmaceutical industry, including his involvement with over 80 product approvals during his career, including 30 related to new molecular entities.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Bennett M. Shapiro(2)(4)	71	2003

Bennett M. Shapiro, M.D., has been a director since May 2003. Since June 2006, he has served as a Senior Partner and Chairman of the Board at PureTech Ventures, a venture capital firm, and since August 2003 he has served as a private consultant providing advice to executives. From September 1990 to July 2003, Dr. Shapiro served as an Executive Vice President of Merck & Co., Inc., a research-based pharmaceutical company. Dr. Shapiro is the former head of Worldwide Licensing and External Research at Merck; prior to that he served as the head of Basic and Preclinical Research at Merck and as Chairman of the Biochemistry department at the University of Washington. Dr. Shapiro serves on the board of Celera Genomics as well as a number of privately-held biopharmaceutical companies. Dr. Shapiro received his B.S. in Chemistry from Dickinson College and his M.D. from Jefferson Medical College. Dr. Shapiro's qualifications to sit on the board include his years of senior executive experience in the pharmaceutical industry, including his expertise in leading research-based organizations, and his experience serving on other boards of directors in the biopharmaceutical industry.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Elizabeth Stoner(3)(4)	60	2007

Elizabeth Stoner, M.D., has been a director since October 2007. Since March 2010, Dr. Stoner has been the Chief Development Officer at Rhythm Pharmaceuticals, a biotechnology company. Since October 2007, Dr. Stoner has served as a Managing Director at MPM Capital, a healthcare venture capital firm. Prior to joining MPM Capital, Dr. Stoner had a 22-year career at Merck Research Laboratories. At the time of her retirement from Merck, Dr. Stoner was Senior Vice President of Global Clinical Development Operations with responsibility for the company's clinical development activities in more than 40 countries. Prior to her position at Merck, she was an Assistant Professor of Pediatrics at Cornell University Medical College. During the last five years, Dr. Stoner served on the board of Metabasis Therapeutics, Inc., a biopharmaceutical company. Dr. Stoner received her B.S. in Chemistry from Ottawa University, KS, her M.S. in Chemistry from the State University of New York at Stony Brook, and her M.D. from Albert Einstein College of Medicine. Dr. Stoner's qualifications to sit on the board include her more than 20 years of senior executive experience in the pharmaceutical industry, including her expertise in leading clinical development organizations.

(1)
Member of audit committee.

(2)
Member of compensation committee.

(3)
Member of nominating and corporate governance committee.

(4)
Member of science committee.

        For information relating to compensation of our directors, including shares of our common stock owned by and options granted to each of our directors, see the disclosure set forth under the headings "Executive Compensation—Compensation of Directors" and "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters."

 CORPORATE GOVERNANCE

General

        We believe that good corporate governance is important to ensure that Momenta is managed for the long-term benefit of our stockholders. We continuously review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies.

        This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct described below are available on the "Investors—Corporate Governance" section of our website at www.momentapharma.com. Alternatively, you may request a copy of any of these documents by writing to Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, attention: Bruce A. Leicher, Secretary, facsimile: (617) 621-0431.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist our board of directors in the exercise of its duties and responsibilities and to serve the best interests of Momenta and its stockholders. These guidelines, which provide a framework for the conduct of the board of directors' business, provide that:

  •
  the principal responsibility of the directors is to oversee the management of Momenta;

  •
  a majority of the members of the board of directors shall be independent directors;

  •
  the independent directors meet periodically in executive session;

  •
  directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

  •
  new directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

  •
  at least annually the board of directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

        Under applicable NASDAQ rules, a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of John K. Clarke, Bruce L. Downey, Marsha H. Fanucci, Peter Barton Hutt, Thomas Koestler, Bennett M. Shapiro, Elizabeth Stoner and James R. Sulat, from which group directors are currently selected to comprise our audit, compensation and nominating and corporate governance committees, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under applicable NASDAQ rules.

        In determining the independence of the directors listed above, our board of directors considered the transaction discussed in "Certain Relationships and Related Transactions" below.

Board Leadership Structure

        Our board separated the positions of chairman of the board and chief executive officer in 2005. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board in its fundamental role of providing advice to and independent oversight of management. The board recognizes the time, effort, and energy that the chief executive officer is required to devote to his position, and further recognizes the commitment required to serve as chairman of the board, particularly as the board's oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, the board believes that our practice of having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for the company at this time. However, in the event that in the future the chairman of the board is not an independent director, our corporate governance guidelines provide that the nominating and corporate governance committee will nominate an independent director to serve as "Lead Director" who will be approved by a majority of the independent directors.

Board Meetings and Attendance

        Our board of directors met five times during the fiscal year ended December 31, 2010, either in person or by teleconference. During 2010, each director, with the exception of Dr. Ram Sasisekharan, who resigned from our board effective September 10, 2010, attended at least 75% of the aggregate of the total number of board meetings and the total number of committee meetings on which she or he then served. Quarterly board meetings are scheduled over a year in advance of the meeting, while special meetings of the board are scheduled for unanticipated matters close to the time of the meeting, usually at a time when not every director can be available.

Director Attendance at Annual Meetings of Stockholders

        Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All of our then-current directors, except Dr. Sasisekharan, attended the 2010 annual meeting of stockholders.

Board Committees

        Our board of directors has established four standing committees—audit, compensation, nominating and corporate governance and science—each of which operates under a charter that has been approved by our board of directors. Current copies of the audit, compensation, nominating and corporate governance and science committee charters are posted on the "Investors—Corporate Governance" section of our website located at www.momentapharma.com.

        Our board of directors has determined that all of the members of each of the audit, compensation and nominating and corporate governance committees are independent as defined under applicable NASDAQ rules, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

  Audit Committee

        The audit committee currently consists of Marsha H. Fanucci, John K. Clarke, Bruce Downey and James Sulat. Ms. Fanucci chairs the audit committee. The audit committee held nine meetings in 2010. Our audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including the receipt and consideration of reports from the firm;

  •
  reviewing and discussing with management our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting and disclosure controls and procedures;

  •
  discussing and monitoring our risk management policies and compliance program;

  •
  establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting with management and independently with our independent registered public accounting firm;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the audit committee report required by Securities and Exchange Commission rules, which is included below under "Report of the Audit Committee."

        Our board of directors has determined that each of Marsha H. Fanucci, Bruce Downey, John K. Clarke and James Sulat is an "audit committee financial expert" as defined by applicable Securities and Exchange Commission rules.

  Compensation Committee

        The compensation committee currently consists of John K. Clarke, Bruce Downey, Thomas Koestler and Bennett M. Shapiro. Mr. Clarke chairs the compensation committee. The compensation committee held eight meetings in 2010. Our compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer, or CEO;

  •
  determining the CEO's compensation;

  •
  reviewing and approving the compensation of our other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our equity incentive plans;

  •
  reviewing and making recommendations to the board of directors with respect to director compensation;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis," which is included below; and

  •
  preparing the compensation committee report required by Securities and Exchange Commission rules, which is included below under "Compensation Committee Report."

        The processes and procedures followed by our compensation committee in considering and determining executive compensation are described below under the heading "Executive Compensation Processes."

  Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee currently consists of Peter Barton Hutt, Marsha Fanucci, Elizabeth Stoner and James Sulat. Mr. Hutt chairs the nominating and corporate governance committee. The nominating and corporate governance committee held six meetings in 2010. Our nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become board members;

  •
  recommending to the board of directors the persons to be nominated for election as directors and to each of the board's committees;

  •
  reviewing and making recommendations to the board of directors with respect to director independence determinations under applicable NASDAQ rules;

  •
  reviewing and making recommendations to the board of directors with respect to management succession planning;

  •
  reviewing and assessing our code of business conduct and ethics;

  •
  overseeing and periodically reviewing material litigation in which we are engaged;

  •
  developing and recommending to the board of directors corporate governance principles; and

  •
  overseeing an annual evaluation of the board of directors.

        The processes and procedures followed by our nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading "Director Nomination Process."

  Science Committee

        Our science committee currently consists of Thomas Koestler, Bennett M. Shapiro and Elizabeth Stoner. Dr. Shapiro chairs the science committee. The science committee held six meetings in 2010. Our science committee's responsibilities include:

  •
  reviewing the scientific, clinical, regulatory and intellectual property strategies that underlie our major research and development programs;

  •
  reviewing the annual research and development budget and allocation of resources to certain of our programs;

  •
  reviewing the organization and structure of the research and development organization; and

  •
  assessing the attainment of research and development milestones.

The Board's Role in Risk Oversight

        Our board of directors administers its risk oversight function directly and through our board committees. The audit committee's role in the risk oversight process includes receiving regular reports from our compliance officer, who oversees our compliance program, members of senior management on our compliance committee who have functional compliance responsibility, and other members of senior management on areas of material risk to us, including operational, financial, legal, regulatory, strategic and reputational risks. The audit committee receives these reports from the appropriate "risk owner" within the company to enable the audit committee to understand our risk identification, risk management and risk mitigation strategies. The chairwoman of the audit committee reports on these discussions to the full board during each regularly-scheduled board meeting. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance, and by reviewing the code of business conduct and ethics which creates a foundation for our compliance program.

Executive Compensation Processes

        We have implemented an annual performance review program for our employees, including our executives, with annual corporate goals that are proposed by management, reviewed by the compensation committee and approved by the board of directors. These corporate goals target the achievement of specified operational and financial goals; specific research, clinical, regulatory, commercial and/or compliance milestones; and business development and financing initiatives. Individual performance is evaluated in part by reviewing the extent to which an employee's performance facilitates the achievement of our annual corporate and business goals. Annual salary changes, individual components of annual incentive cash bonus awards and equity awards for each of our Chief Executive Officer, Chief Financial Officer, and each of our three other most highly compensated executive officers are tied to a combination of achievement of corporate goals and individual performance.

        The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. To assist the compensation committee in discharging its responsibilities, in June 2010 the compensation committee retained Radford Survey and Consulting, a business unit of AON, an independent compensation consultant that we refer to as Radford, to evaluate certain aspects of our compensation practices and assist the compensation committee with setting executive compensation.

        For further information about our executive compensation, please see the "Executive Compensation—Compensation Discussion and Analysis" section below.

Director Nomination Process

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and other members of the board of directors. In addition, during 2010, the nominating and corporate governance committee used the services of an executive search firm to help identify and evaluate potential director candidates.

        In considering whether to recommend any particular candidate for inclusion in the board's slate of director nominees, the nominating and corporate governance committee applies the criteria attached to its charter. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The criteria further specify that the value of diversity on the board should be considered by the nominating and corporate governance committee in the director identification and nomination process. While we do not have a formal policy on diversity, the nominating and corporate governance committee seeks nominees with a broad diversity of experience, professions, skills, gender, race, national origin and backgrounds and considers such factors in evaluating prospective nominees. The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular trait is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, gender, sexual orientation, disability or any other basis proscribed by law.

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the nominating and corporate governance committee, c/o Bruce A. Leicher, Secretary, Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

        Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by following the procedures set forth in our amended and restated bylaws that are described below under the heading "Stockholder Proposals."

        In January 2011, Thomas Koestler was appointed by our board of directors as a new director. Dr. Koestler was originally proposed to the nominating and corporate governance committee by a search firm engaged to assist us in recruiting new members to the board of directors.

Communicating with the Independent Directors

        Our board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of the board of directors (if an independent director) or the lead director (if one is appointed), or otherwise the chairperson of the nominating and corporate governance committee, subject to advice and assistance from the general counsel and, if requested, outside legal counsel, is primarily responsible for monitoring communications from stockholders and for providing copies of summaries of such communications to the other directors as he or she considers appropriate.

        Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the board of directors should address such communications to board of directors c/o Bruce A. Leicher, Secretary, Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, facsimile (617) 621-0431.

Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, which is located at www.momentapharma.com under the Corporate Governance tab in the Investors section of our website. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Global Market listing standards concerning any amendments to, or waivers from, any provision of the code.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that, except as set forth below, during 2010 our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements:

  •
  a late Form 4 report was filed for Ganesh Venkataraman on November 23, 2010 to report the exercise of 32,000 options to purchase shares of our common stock on March 12, 2010;

  •
  a late Form 4 report was filed for Elizabeth Stoner on June 22, 2010 to report the grant of an option for 15,000 shares of our common stock on June 10, 2010;

  •
  a late Form 4 report was filed for each of John Clarke, Bruce Downey, Marsha Fanucci, Peter Barton Hutt, Ram Sasisekharan, Bennett Shapiro and James Sulat on June 16, 2010 to report the grant of an option to each individual of 15,000 shares of our common stock on June 10, 2010; and

  •
  a late Form 4 report was filed for James Roach on June 1, 2010 to report the sale of 776 shares of our common stock on February 25, 2010 and the sale of 192 shares on May 26, 2010.

Our Executive Officers

        The following table sets forth the names, ages and positions of our current executive officers as of April 15, 2011:

Name	Age	Position
Craig A. Wheeler*	50	President and Chief Executive Officer
Richard P. Shea	59	Senior Vice President and Chief Financial Officer
Ganesh Venkataraman, Ph.D.	44	Chief Scientific Officer and Senior Vice President, Research
John E. Bishop, Ph.D.	49	Senior Vice President, Pharmaceutical Sciences
Bruce A. Leicher	55	Senior Vice President, General Counsel and Secretary
James M. Roach, M.D.	51	Chief Medical Officer and Senior Vice President, Development

*
Mr. Wheeler is a member of our board of directors. See Proposal One—Election of Directors for more information about Mr. Wheeler.

        Richard P. Shea has been our Senior Vice President and Chief Financial Officer since July 2007. From October 2003 through July 2007, he served as our Vice President and Chief Financial Officer. From April 2002 to April 2003, Mr. Shea served as Chief Operating Officer for Variagenics, Inc., a pharmacogenomics company. From March 2000 to April 2002, Mr. Shea served as Variagenics, Inc.'s Chief Financial Officer and from February 1999 to March 2000, he served as its Vice President, Finance and Administration. Mr. Shea is a CPA and received his A.B. from Princeton University and his M.B.A. from Boston University.

        Ganesh Venkataraman, Ph.D., is a co-founder of our company and has been our Chief Scientific Officer since September 2007 and our Senior Vice President, Research since April 2005. From January 2002 through April 2005, he served as our Vice President, Technology. From August 2000 to January 2003, Dr. Venkataraman served as the Director of Bioinformatics for the Consortium for Functional Glycomics, a National Institutes of Health initiative to study the role of complex sugars in biology. Dr. Venkataraman received his M.S. and Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology.

        John E. Bishop, Ph.D., has been our Senior Vice President, Pharmaceutical Sciences since December 2006. He served as our Vice President, Pharmaceutical Sciences and Manufacturing from November 2004 to December 2006. From August 2000 to October 2004, Dr. Bishop served as Director and Head of Process Development (Chemical and Biologics) at Millennium Pharmaceuticals, Inc. During that period, he also led the Chemistry, Manufacturing and Controls (CMC) team for Velcade®, a type of cancer medicine. Dr. Bishop received his B.S. magna cum laude in Chemistry and German from Tufts University, his Ph.D. in Organic Chemistry from UC Berkeley and his M.B.A. from Northeastern University.

        Bruce A. Leicher has been our Senior Vice President and General Counsel since July 2008 and Secretary since September 2008. From December 2006 to July 2008, Mr. Leicher served as Senior Vice President, General Counsel and Secretary at Altus Pharmaceuticals Inc., a biopharmaceutical company. From December 2005 to December 2006, he served as Vice President, General Counsel and Secretary at Antigenics Inc., a biotechnology company. From January 2003 to November 2005, Mr. Leicher served as Vice President and Chief Pharmaceutical Counsel for Millennium Pharmaceuticals, Inc. Mr. Leicher received his B.A. from the University of Rochester and his J.D. from Georgetown University Law Center. After earning his law degree, Mr. Leicher served as a law clerk to the Honorable Thomas F. Hogan, U.S. District Court Judge for the District of Columbia.

        James M. Roach, M.D., has been our Chief Medical Officer and Senior Vice President, Development since February 2008. From January 2006 to February 2008, Dr. Roach served as Senior Vice President, Medical Affairs at Sepracor Inc., a pharmaceutical company, where he also served as Vice President, Medical Affairs from July 2002 to December 2005 and as Executive Medical Director, Medical Affairs from January 2002 to June 2002. Dr. Roach is board certified in Internal Medicine, Pulmonary Disease, and Critical Care Medicine and is an Assistant Clinical Professor of Medicine at Harvard Medical School and an Associate Physician at Brigham and Women's Hospital. Dr. Roach received his B.A. in biology and philosophy from the College of the Holy Cross and his M.D. from Georgetown University School of Medicine. He completed his residency in Internal Medicine and fellowship in Pulmonary and Critical Care Medicine at the Walter Reed Army Medical Center in Washington, D.C.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following discussion provides information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer, each of our three other most highly compensated executive officers and one additional individual who would have been one of the three most highly compensated executive officers but for the fact that he was not an executive officer at year end. We refer to these executive officers as our "Named Executives." When discussing compensation for the fiscal year ended December 31, 2011, the term "Named Executive" does not include Steven B. Brugger, who resigned as an executive of Momenta as of November 5, 2010.

Executive Summary

        The objective of our executive compensation program is to align the interests of management with the interests of stockholders through a system that correlates compensation to company-wide objectives and, to a lesser extent, individual performance. Our program is geared for short and long-term performance, with the goal of increasing stockholder value over the long term. We also emphasize employee retention in our program.

        Our "pay-for-performance" philosophy forms the foundation for the compensation committee's decisions regarding executive compensation. Like most companies, we use a combination of fixed and variable compensation programs to reward and incentivize strong performance, and to align the interests of our executives with our stockholders. This compensation philosophy, and the program structure approved by the compensation committee, is central to our ability to attract, retain and motivate individuals who can achieve the results that our stockholders expect.

        Our compensation committee has determined that our compensation program should be designed to:

  •
  link pay to performance, measured on the corporate as well as individual level;

  •
  reinforce business strategy and reflect and reinforce our values;

  •
  reward teamwork and integrity;

  •
  motivate our people to achieve meaningful results in support of our company goals;

  •
  keep things simple to promote understanding and enable employees to make informed decisions; and

  •
  retain our management team and our other employees.

        Our executive compensation philosophy is based on the following principles:

  •
  Competitive and Fair Compensation.  We believe that the performance of our Chief Executive Officer, Chief Financial Officer, and each of our three other most highly compensated executive officers, or our Named Executives, should be viewed, and their overall compensation should be determined, in the context of our industry, the competitive landscape and our performance. While we do not have an exact formula for allocating between cash and non-cash compensation, we try to balance short-term cash compensation and long-term equity compensation by offering reasonable base salaries, market-competitive benefits and perquisites, annual incentive cash bonuses and opportunities for financial growth through our equity incentive programs. Cash and non-cash components are established separately and viewed distinctly by our compensation committee.

  •
  Sustained Performance.  In determining total compensation, we stress a philosophy that is performance driven. Our Named Executives are primarily rewarded based upon an assessment of corporate performance and secondarily on individual performance. Corporate performance is evaluated by reviewing the extent to which established corporate goals are met. Individual performance is evaluated by reviewing how each Named Executive contributed in the context of overall corporate goals. Our compensation philosophy emphasizing performance permeates total compensation for both executives and non-executives. We believe that the design of our executive compensation program affects all of our employees and, because the performance of every employee is important to our success, we are cognizant of the effect that executive compensation may have on other employees.

        Compensation and benefits for employees at all levels, including for our Named Executives includes base salary, annual incentive cash bonuses, annual equity awards, and other benefits. Compensation for our Named Executives also includes severance and change-of-control payments. Other aspects of our compensation program are intended to further align the interest of our executives with our stockholders, including stock ownership guidelines that more closely align executives' interests with those of stockholders.

        The following pages of this Compensation Discussion and Analysis include the following:

  •
  an overview of our program, including our policy on pay for performance;

  •
  a description of the roles of those responsible for overseeing and implementing the compensation plan;

  •
  a description of how we develop our competitive compensation structure, including how we use external data;

  •
  a discussion of the impact of this analysis on the compensation of our Named Executives; and

  •
  a summary of the other elements of executive officer compensation.

The compensation tables appear immediately following this Compensation Discussion and Analysis.

Background for 2010 Compensation

        In the fall of 2009, DolmatConnell & Partners, or DolmatConnell, an independent compensation consultant engaged by the compensation committee, provided the compensation committee analysis of and advice regarding our executive compensation program, including base salaries, short-term incentives and long-term incentives, as compared to our previously-determined peer group companies, which were:

ACADIA Pharmaceuticals, Inc.	Incyte Corporation
Adolor Corporation	Inspire Pharmaceuticals Inc.
Affymax Inc.	Maxygen Inc.
Alnylam Pharmaceuticals, Inc.	Progenics Pharmaceuticals Inc.
Array BioPharma Inc.	Rigel Pharmaceuticals Inc.
Dendreon Corporation	Seattle Genetics Inc.
Dyax Corp.	Synta Pharmaceuticals Corporation
Exelixis Inc.	Theravance Inc.
GTx Inc.	Xenoport Inc.
Idenix Pharmaceuticals, Inc.

        In conducting its review, DolmatConnell considered the company's ability to continue to recruit, retain and motivate the executive team. DolmatConnell did not recommend any significant compensation adjustments for our executives in 2010.

        In addition, in order to determine the appropriate target level for company-wide salary increases for 2010, in September 2009 we obtained survey data from the following survey sources: The Survey

Group; WorldatWork; Hewitt Associates; Conference Board and Radford Survey and Consulting, or Radford. These surveys were utilized to assure that our proposed merit salary increases were competitive in the market. The projected merit salary increases for 2010 contained in the surveys were between 3.0% and 3.5% of current base salaries, with the Radford survey, the only industry-specific survey, projecting a 3.5% increase. Using this data, we set a target level of merit salary increase for 2010 at 3.5%.

Background for 2011 Compensation

        In September 2010, in light of the approval by the U.S. Food and Drug Administration of enoxaparin sodium injection, our first commercial product, we engaged Radford to examine our historical peer group companies and determine the appropriateness of retaining those companies as our peer group and/or identifying other suitable companies to be included in the peer group. Radford focused on creating a peer group that represented companies within our industry and captured companies at a similar stage of development with a similar financial profile as us.

        In reviewing and selecting potential peer group companies, Radford first identified all publicly traded, U.S.-headquartered companies in the biotechnology/pharmaceutical industry at or near the commercial stage. Radford next refined the pool to reflect companies with 50 to 600 employees, annual revenue between $30 million and $300 million and a market capitalization between $250 million to $2.5 billion. Radford next qualitatively evaluated and refined the pool to identify each company's business focus and corporate strategy, where publicly disclosed. Radford then selected companies that were similar to us, taking into consideration the financial profile and product stage of development for each company.

        In October 2010, the compensation committee reviewed and approved the peer group companies presented by Radford based on the above methodology and analysis, which are:

Acorda Therapeutics, Inc.	InterMune, Inc.
Alkermes, Inc.	Isis Pharmaceuticals, Inc.
Auxilium Pharmaceuticals, Inc.	Jazz Pharmaceuticals, Inc.
Dyax Corp.	Onyx Pharmaceuticals, Inc.
Enzon Pharmaceuticals, Inc.	Salix Pharmaceuticals, Inc.
Idenix Pharmaceuticals, Inc.	Seattle Genetics, Inc.
Impax Laboratories, Inc.	Spectrum Pharmaceuticals, Inc.
Incyte Corporation	Theravance, Inc.
Inspire Pharmaceuticals, Inc.	ViroPharma Incorporated

        In the fall of 2010, Radford provided analysis and advice of our executive compensation program, including base salaries, short-term incentives and long-term incentives, as compared to the new peer group companies. In conducting its review, Radford considered the company's ability to continue to recruit, retain and motivate the executive team.

        In addition, in order to determine the appropriate target level for company-wide salary increases for 2011, in the fall of 2010 we obtained survey data from the following survey sources: WorldatWork; Mercer; Hay Group; The Society for Human Resources Management; Conference Board and Radford. These surveys were utilized to assure that our proposed merit salary increases were competitive in the market. The projected merit salary increases for 2011 contained in the surveys were between 2.9% and 3.4% of current base salaries, with the Radford survey, an industry-specific survey, projecting a 3.4% increase. Using this data, we set a target level of merit salary increase for 2011 at 3.5%, with the goals of retaining a competitive compensation package and aligning internal compensation with external candidates coming into the company.

Stock Ownership Guidelines

        In September 2007, our board of directors, upon recommendation of the compensation committee, approved a stock ownership and retention program for our executive officers and directors. The purpose of the program is to ensure that each of our executive officers and directors has a long-term equity stake in Momenta, to more closely align the interests of the executive officers and directors with those of our stockholders and to further promote our commitment to sound corporate governance.

        Under the program's guidelines:

  •
  our President and CEO is expected to hold shares of our common stock having an aggregate value equal to or greater than three times his or her annual base salary;

  •
  other executive officers are expected to hold shares of our common stock having an aggregate value equal to or greater than one times their annual base salary; and

  •
  non-employee directors are expected to hold shares of our common stock having an aggregate value equal to or greater than three times their then current annual base retainer for general board membership, excluding committee retainers, per-meeting or other similar fees.

        Our executive officers and directors are expected to comply with these guidelines by the later of March 31, 2013 and the fifth anniversary that each such person becomes subject to the guidelines. Until the applicable minimum share requirement is achieved, each executive officer and director is required to retain all shares of restricted stock upon the lapse of vesting restrictions, net of shares surrendered or sold to pay applicable withholding taxes. Once an executive officer or director has met these guidelines, he or she must continue to satisfy the guidelines so long as he or she remains subject to the guidelines. Each executive officer and director's satisfaction of the minimum share requirement will be measured on an annual basis. Shares that count toward satisfaction of the guidelines include:

  •
  shares of common stock owned outright by the executive officer or director or his or her spouse or minor children;

  •
  shares of common stock held in trust for the benefit of the executive officer or director or his or her spouse or minor children; and

  •
  restricted stock or restricted stock units for which applicable restrictions have lapsed.

        The minimum share requirement may be waived, at the discretion of the compensation committee, if compliance would create severe hardship, would prevent an executive officer or director from complying with a court order, as in the case of a divorce settlement, or when he or she attains the age of 62.

Determining Executive Compensation—Roles and Process

        Utilizing the philosophy and background outlined above, our compensation committee determines the parameters of the executive compensation program, including appropriate target levels and performance measures, and administers our executive compensation program. This section discusses in greater detail the roles and process underlying the application of our executive compensation philosophy.

  Role of CEO in Compensation Decisions

        The CEO's role in the compensation process begins with the establishment of our corporate and business performance objectives against which the payment of annual incentive bonus awards will be measured. Our CEO, together with our executive team, discusses and formulates annual corporate and business goals. These goals are presented to our compensation committee, which reviews and finalizes the goals and recommends them for approval by our board of directors. The CEO's role in the compensation process continues with his review of our Named Executives. Our CEO elicits 360-performance reviews with respect to each of our Named Executives. These 360-performance reviews are evaluations of each Named Executive that are submitted to our CEO by our employees who interact with these Named Executives. Each executive also completes a written self-assessment which is submitted to the CEO. The CEO then assimilates the feedback from the 360-performance reviews and the self-assessment into formal written evaluations of each Named Executive, including the CEO's own evaluation of the Named Executive. The CEO's evaluation also includes documenting each Named Executive's performance during the year, detailing accomplishments, areas of strength and areas for development. The CEO bases this evaluation on his knowledge of each Named Executive's performance and feedback provided by the 360-performance reviews. Each Named Executive is then rated based on his or her performance during the year. The CEO then works directly with our Senior Vice President, Human Resources to provide comprehensive recommendations for salary changes, individual components of annual incentive cash bonus awards and equity awards for each of our Named Executives. These recommendations are presented to, reviewed by, modified or accepted, and approved by our compensation committee. The CEO then meets with each Named Executive and reviews his or her respective performance evaluation and compensation changes, if any.

        At the request of the compensation committee, our CEO attends all or portions of periodic meetings of the compensation committee, but does not attend portions of any meeting in which the compensation committee discusses his compensation or performance. In addition, our compensation committee reviews the information with respect to executive compensation trends among our peer-group companies, including the overall blend of salary, bonus and equity compensation within such group, presented by our Senior Vice President, Human Resources and her recommendations pertaining to our executive compensation program. As discussed below, the compensation committee also reviews data and recommendations from compensation consultants.

        The compensation committee has delegated to our CEO the authority to make stock option grants under our 2004 Stock Incentive Plan, as amended, to newly-hired employees below the senior director level based on a number of options within a range as set forth in a matrix previously approved by the board of directors.

  Role of the Compensation Committee

        Our compensation committee recognizes the importance of maintaining sound principles for the development and administration of our compensation program, which is intended to strengthen the link between executive pay and performance. The compensation committee, in accordance with its written charter, oversees all aspects of our director, officer and other executive compensation policies. Based on the process described under the caption "Role of CEO in Compensation Decision," above, the CEO, together with our Senior Vice President, Human Resources, makes a recommendation to the compensation committee on each Named Executive's compensation, except his own. Named Executives do not propose or seek approval for their own compensation. The compensation committee then determines the compensation of each of these Named Executives. The chairman of the board and the chairman of the compensation committee evaluate the CEO's performance, utilizing input from the board of directors and from selected executive officers in connection with an annual 360-performance review, and make recommendations to the compensation committee, which then determines the CEO's compensation.

  Role of External Advisors

        To assist it in discharging its responsibilities, our compensation committee utilized one independent compensation consultant, Radford, to evaluate certain aspects of our compensation practices and to assist in making recommendations for our board of directors and executive compensation programs. As part of this process, members of the compensation committee reviewed materials provided by our compensation consultants, and had the opportunity to meet independently with Radford periodically throughout the year to discuss our executive and director compensation and to receive input and advice. Any written reports and studies provided by Radford to management are provided to the compensation committee. Radford did not provide any other services to us other than those described in this Executive Compensation section.

        We do not use "internal pay equity" as a constraint on compensation paid to our CEO or other Named Executives. Such systems typically put a ceiling on part or all of an executive's compensation based on a specified multiple of compensation awarded to another executive or a class of employees of the company. Our management and our compensation committee do not believe that such arbitrary limitations are an appropriate way to make compensation decisions for our executives. Instead, we rely on the judgment of the compensation committee, after considering recommendations from management and external advisors, available market data and evaluations of executive performance, in the context of a program that is weighted heavily in favor of performance-based compensation for our Named Executives.

Elements of Compensation

        Our compensation program is designed to reward each Named Executive based upon a combination of corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which pre-set goals are met, which generally include the achievement of specified operational and financial goals; specific research, clinical, regulatory, commercial or compliance milestones; and business development and financing initiatives. We evaluate individual performance in part by reviewing the extent to which individual performance facilitated the achievement of the corporate and business goals discussed above.

        The compensation package offered to each Named Executive is comprised of a combination of:

  •
  base salary;

  •
  annual incentive cash bonus awards;

  •
  annual equity awards;

  •
  other benefits, such as health, dental, disability and life insurance; and

  •
  severance and change-of-control payments.

        We maintain broad-based benefits that are provided to eligible employees, including health, dental, life and disability insurance and a 401(k) plan. Our Named Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

        Base Salary.    Base salaries are established for our Named Executives at levels that are intended to reflect the scope of each Named Executive's industry experience, knowledge and qualifications, salary levels in effect for comparable positions within our peer group companies and internal comparability considerations. We believe that base salaries are a fundamental element of our executive compensation program. Base salaries are reviewed at least annually by our compensation committee and are adjusted from time to time to ensure that our executive compensation structure remains aligned with our compensation objectives and are based upon various subjective criteria and the compensation paid by peer group companies. Subjective performance criteria include an executive's ability to lead through motivating and inspiring others, demonstrate the skills necessary to perform effectively in his or her area of responsibility, recognize and pursue new business opportunities and initiate programs that enhance our growth and success.

  2010 Base Salary

        The compensation committee reviewed the salaries of the Named Executives at its February 2010 meeting. The compensation committee had previously approved a 3.5% merit increase for all employees in connection with its review of survey data of industry trends. The compensation committee used that target as well as performance review input for each of the Named Executives to approve salary increases to be effective as of January 1, 2010. The peer group data indicated that Dr. Venkataraman's salary was at the 25th percentile of for others in his role within the peer group and the compensation committee determined that Dr. Venkataraman should be at the 50th percentile. Based on the foregoing information, the compensation committee approved salary increases for the Named Executives to be effective as of January 1, 2010 as set forth below:

Name	2009 Base Salary	2010 Base Salary	Increase
Craig A. Wheeler	$530,540	$549,016	3.5%
Richard P. Shea	$292,032	$302,253	3.5%
James M. Roach	$343,200	$355,212	3.5%
Ganesh Venkataraman	$314,668	$346,135	10%
Bruce A. Leicher	$325,600	$336,996	3.5%

  2011 Base Salary

        The compensation committee reviewed the salaries of the Named Executives at its January 2011 meeting. The compensation committee had previously approved a 3.5% merit increase for all employees in connection with its review of survey data of industry trends. The compensation committee used that target as well as performance review input for each of the Named Executives to approve salary increases to be effective as of January 1, 2011. In addition, the compensation committee noted that peer group data showed that the salary for Mr. Shea was below the 25th percentile of others in his role within our peer group and that Mr. Wheeler's cash compensation was below the 50th percentile of others in his role within our peer group. The Committee agreed to move both executives' salary closer to the 50th percentile of our peer group. Based on the foregoing information, the compensation committee approved a salary increase for the Named Executives to be effective as of January 1, 2011 as set forth below:

Name	2010 Base Salary	2011 Base Salary	Increase
Craig A. Wheeler	$549,016	$576,467	5.0%
Richard P. Shea	$302,253	$340,035	12.5%
James M. Roach	$355,212	$367,644	3.5%
Ganesh Venkataraman	$346,135	$359,980	4.0%
Bruce A. Leicher	$336,996	$348,791	3.5%

        Annual Incentive Cash Bonus.    We use annual incentive cash bonuses to motivate our Named Executives to achieve and exceed specified goals in a time frame that is one year in duration. Annual incentive cash bonuses are determined on the basis of our achievement of corporate performance targets and individual contribution toward those corporate goals. Our corporate goals are typically focused upon the achievement of specific research, clinical, regulatory, commercial, financial, compliance or operational milestones. These goals are also considered to be conducive to the creation of stockholder value and designed to contribute to our current and future financial success.

        Under our annual incentive cash bonus program, corporate goals are proposed by management and approved by the compensation committee and the board of directors. Each corporate goal is assigned a percentage value (e.g., 10%, 15%, 20%, etc.) and within each corporate goal there are achievement milestones that are expressed in the following target percentages: 70%, 100% and 130%. If a corporate goal does not meet at least the 70% target percentage, no achievement percentage is assigned. If, for example, we were to achieve 100% of our corporate goals, but only to the extent of the 70% target percentage within each goal, the annual bonus pool for that year would be 70% of the aggregate bonus potential for all participants. In addition, our compensation committee has the discretion to take into consideration mitigating and/or extraordinary circumstances when determining the level of achievement of goals and related milestones. The CEO's annual incentive bonus award is completely dependent upon the achievement of corporate goals, and senior vice presidents' and vice presidents' target bonuses are 75% dependent upon the achievement of corporate goals and 25% dependent upon the subjective analysis of their individual performance in relation to the corporate goals.

        The target bonus potential for the CEO is 60% of base salary, with a maximum bonus opportunity equal to 150% of his base salary. The target bonus potential for the other Named Executives is 35% of base salary for senior vice presidents. Bonuses, if any, are determined and paid on an annual basis after completion of the fiscal year in which bonuses are earned.

        The corporate goals for 2010 were:

  •
  enabling manufacturing of enoxaparin sodium injection (10%);

  •
  advancing our M356, biologics and M402 programs (25%, 15% and 10% respectively);

  •
  achievement of business development goals (15%);

  •
  advancement of our corporate strategic plan (15%); and

  •
  achievement of financial discipline goals (10%).

        In assessing the achievement of these goals, the compensation committee considered the recommendations of our CEO, who, with input from the other executive officers, assessed our performance against corporate goals for 2010 and made recommendations to the board of directors and the compensation committee. The compensation committee then reviewed and discussed these recommendations, taking into account mitigating and/or extraordinary circumstances. In January 2011, the compensation committee made a determination of the achievement of the corporate goals at 85% and, in its discretion, awarded an additional 25% to the achievement level of corporate goals related to significant achievements during the year, including successfully managing U.S. Food and Drug inspections of Chinese heparin suppliers; maintaining sole approval of enoxaparin sodium injection through the end of 2010; manufacturing for the enoxaparin sodium injection program exceeding the 130% goal; successful management of enoxaparin-related litigation; and achievements in the M356 and glycoprotein development programs. As a result, the compensation committee concluded that, including the additional achievements, our total achievement level of the 2010 corporate goals was 110%, as follows:

Corporate Goal	Percentage Value (%)	Actual Level of Achievement (%)
Enabling manufacture of Enoxaparin	10	130
Advancement of our M356 Program—Regulatory	15	70
Advancement of our M356 Program—Development	10	100
Advancement of our Biologics Program	15	100
Advancement of our M402 Program	10	70
Achievement of Business Development Goals	15	—
Advancement of Corporate Strategy Plan	15	130
Financial Discipline Goals	10	100
Additional Achievements	25	100

        In January 2011, the compensation committee reviewed each Named Executive's performance recommendation as submitted by the CEO and our Senior Vice President, Human Resources. The individual objectives for our Named Executives included meeting specified targets in the following areas: successfully managing the business to the budget; business development achievements; pipeline development; and strategic planning. Based on the 110% corporate goal achievements (weighted 100% for Mr. Wheeler and 75% for all other Named Executives), and subjective analysis of their individual performance in relation to the corporate goals (weighted 25% for all Named Executives except Mr. Wheeler), in February 2011, we paid bonuses to our Named Executives for their performance in 2010 representing the following percentages of base salary as of December 31, 2010:

Name	Target Bonus Potential as a Percentage of Base Salary	2010 Bonus Payment	Percentage of 2010 Base Salary	Percentage of Target Bonus
Craig A. Wheeler	60%	$362,351	66.0%	110.0%
Richard P. Shea	35%	$116,367	38.5%	110.0%
James M. Roach	35%	$136,757	38.5%	110.0%
Ganesh Venkataraman	35%	$135,927	39.3%	112.2%
Bruce A. Leicher	35%	$129,743	38.5%	110.0%

        In January 2011, our compensation committee met to establish corporate goals for 2011, which are enabling manufacture of enoxaparin sodium injection (15%); advancing our M356, M402, research and follow-on biologics programs (25%, 10%, 10% and 5%, respectively); achievement of business development goals (15%); advancement of our corporate strategic plan (10%); and achievement of financial discipline goals (10%).

        Special Cash Bonus 2010.    In August 2010, our compensation committee approved a special bonus to all employees related to our approval and successful launch of enoxaparin sodium injection as the first generic to Lovenox®. The approval was a major milestone for us and the compensation committee wanted to reward the hard work and effort of our employees over a number of years that had gone into achieving the milestone.

        In 2009, the company had a corporate goal for enoxaparin sodium injection approval and product launch that was equal to 30% of the corporate goals if multiple generic products were approved and 39% of the total corporate goals in the event that the approval was also the first generic in the marketplace. With this background, the special bonus payment was targeted to equal 40% of an individual's annual target bonus. As a result, in August 2010, we paid special bonuses to our Named Executives as follows:

Name	Special Bonus Payment	Percentage of Annual Target Bonus
Craig A. Wheeler	$131,764	40%
Richard P. Shea	$42,315	40%
James M. Roach	$49,730	40%
Ganesh Venkataraman	$48,459	40%
Bruce A. Leicher	$47,179	40%
Steven Brugger	$68,911	40%

        Equity Awards.    Compensation for employees, including executive officers, also includes equity awards designed to align the long-term interests of our employees and our stockholders and to assist in the retention of executives. We believe that equity compensation is a critical component of competitive compensation in the industry in which we operate.

        We award initial stock option grants to executives when they join Momenta or are promoted to executive officer. The size of an initial stock option grant is generally targeted to be within a pre-set range and is approved by the compensation committee. Initial stock option grants typically vest as to 25% of the shares subject to such option one year from the date of grant and 6.25% of the shares subject to such option vest on a quarterly basis thereafter. Annual performance grants are also made pursuant to a pre-set range approved by the board of directors and set forth on a matrix that is generally intended to reflect the level of the employee's position with us as well as an individual's performance relative to his or her goals and other employees at the same performance and position level. These stock option grants are typically made annually in conjunction with the review of individual performance. This review takes place at the beginning of each fiscal year for performance in the previous year, and is reviewed and awarded annually, typically at the regularly scheduled meeting of the compensation committee following completion of company-wide performance reviews. Performance options generally vest quarterly over a four-year period commencing three months from the date of grant. Stock option grants, whether made either by the CEO or by the compensation committee, are made on regularly-scheduled monthly dates that occur outside of regularly scheduled quarterly financial blackout periods.

        We have also made restricted stock awards to our CEO and executives as a complement to granting stock options in order to balance the volatility of the price of stock options and to assist with compliance with our stock ownership guidelines. In addition, we have made special restricted stock awards from time to time. When such restricted stock has been awarded, the circumstances were carefully evaluated and we focused on factors such as the individual's contribution to Momenta, his or her importance to Momenta and, in some cases, the achievement of key milestones.

        For 2010 performance, our compensation committee approved annual stock option grants to all of our employees, including the Named Executives, and also approved the award of restricted stock to executives, including the Named Executives. The compensation committee does not use a quantitative formula to relate option grants or restricted stock awards to the degree to which an individual achieved his or her goals for a particular year. Goal achievement and non-goal specific activities are considered when making the assessment of an executive's overall contribution. The compensation committee intends that the annual aggregate value of awards (using the Black Scholes or equivalent valuation methodology) to executives will be set near competitive levels for companies represented in the compensation data it reviews from its compensation consultants.

        The compensation committee reviewed equity awards for 2010 performance of the Named Executives in February 2011. At that meeting, the compensation committee approved the following equity awards our Named Executives as follows:

Name	Number of Shares of Common Stock Underlying Stock Options(1)	Shares of Restricted Common Stock(2)
Craig A. Wheeler	100,000	75,000
Richard P. Shea	23,178	9,271
James M. Roach	23,178	9,271
Ganesh Venkataraman	25,495	10,198
Bruce A. Leicher	23,178	9,271

(1)
The shares of common stock underlying these options vest as to 6.25% of the shares at the end of each three-month period after the date of grant.

(2)
These shares of common stock are subject to a restricted stock agreement, pursuant to which 25% of such shares vest and become free from forfeiture on the first anniversary of the date of grant and an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

        Special Equity Award 2011.    In March 2011, our compensation committee approved awards of restricted stock to all employees with vesting tied to approval by the U.S. Food and Drug Administration of the abbreviated new drug application for M356, our generic version of Copaxone®, currently under review. If approved, this will be a major milestone for us and the compensation committee wanted to provide incentive and reward to employees in the event of approval. As a result, awards of restricted stock were made to our Named Executives as follows:

Name	Shares of Restricted Common Stock(1)
Craig A. Wheeler	147,500
Richard P. Shea	45,000
James M. Roach	45,000
Ganesh Venkataraman	45,000
Bruce A. Leicher	45,000

(1)
Fifty percent of the shares vest on the date that we (or any of our partners or collaborators) receive marketing approval from the U.S. Food and Drug Administration for M356 in the United States provided that approval occurs on or before March 28, 2015, and the remaining fifty percent of the shares vest on the first anniversary of such initial vest date; provided, however that all of the shares shall vest if we consummate a transaction whereby our tangible or intangible assets in or related to M356 are transferred to a third party.

        Timing and Pricing of Option Grants.    The compensation committee's procedure for timing of equity grants is intended to ensure that grant timing is not manipulated to result in a price that is favorable to employees. Commencing in 2007, the annual equity grant date for all eligible employees, including the Named Executives, is the date of the regularly scheduled meeting of the compensation committee following completion of company-wide performance reviews. The grant date timing is driven by the fact that it coincides with our calendar-year-based performance management cycle, allowing us to deliver the equity awards close in time to performance appraisals, which increases the impact of the awards by strengthening the link between pay and performance.

        Aside from the annual equity grant, it is our policy that options will normally be granted:

  •
  to non-employee members of the board of directors, on the date of our annual general meeting each calendar year; and

  •
  to newly-hired employees on regularly scheduled monthly dates after their date of hire, which monthly dates are scheduled outside of quarterly earnings blackout periods.

        The compensation committee sets the exercise price of all stock options to equal the closing price of our common stock on NASDAQ Global Market on the day before the date of grant in the case of annual non-employee director grants, and the date of grant for all other grants.

        Other Elements of Compensation and Perquisites.    In order to attract, retain and pay market levels of compensation, we provide our executive officers and other employees the following benefits and perquisites:

        Medical Insurance.    We provide to our Named Executives, their spouses, domestic partners and children, health, dental and vision insurance coverage that we generally make available to other employees. We pay a portion of the premiums for this insurance for all employees.

        Life and Disability Insurance.    We provide each Named Executive disability and/or life insurance that we may from time to time make available to other executive employees of the same level of employment. Our CEO also receives reimbursement for an additional $3.0 million dollar life and disability policy, capped at a maximum of $5,000 of reimbursement premium per year.

        Defined Contribution Plan.    We offer a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, a tax-qualified retirement plan, to eligible employees. The 401(k) Plan permits eligible employees to defer up to 60% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code, which we refer to as the Code. The employees' elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. In any plan year, we will contribute to each participant a matching contribution equal to 50% of the first 6% of the participant's compensation that he or she has contributed to the plan. Our contribution is subject to vesting at the rate of 25% at the end of each year over the first four years of employment. All of our Named Executives participated in the 401(k) Plan during 2010 and received matching contributions.

        Employee Stock Purchase Plan.    We also offer an Employee Stock Purchase Plan, or the ESPP. The ESPP is available to all of our employees, including the Named Executives, who work more than 20 hours in a week and five months during the course of a year. Under the ESPP, eligible participants purchase shares of our common stock at a discount of 15% from the fair market value of the lower of the beginning date or end date of the applicable purchase period. The purchase dates occur on the last business day of January and July of each year. To pay for the shares, each participant may authorize periodic payroll deductions ranging from 1% to 15% of his or her cash compensation, subject to certain limitations imposed by applicable law. All payroll deductions collected from the participant during a plan period are automatically applied to the purchase of common stock on that period's purchase date provided the participant remains an eligible employee and has not withdrawn from the ESPP prior to that date.

        Other.    We make available certain other perquisites or fringe benefits to all eligible employees, including the Named Executives, such as tuition reimbursement, parking fees, mass transit commuting passes, professional society dues, gym subsidies, cell phones and food and recreational fees incidental to official company functions, including board meetings. The CEO is also entitled to financial and tax advice and reimbursement of expenses in connection with using his personal airplane for business purposes (up to the equivalent amount of a first class commercial fare per usage).

        Severance and Change-of-Control Benefits.    Pursuant to employment agreements we entered into with Messrs. Wheeler, Shea, Roach, Venkataraman and Leicher, these Named Executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination without cause and for good reason following a change of control of Momenta.

        We believe that severance protections, particularly in the context of a change-of-control transaction, can play a valuable role in attracting and retaining executive officers, are an important part of an executive's compensation and are consistent with competitive practices. Accordingly, we provide such protections for our Named Executives and certain other executive officers. We believe that the occurrence, or potential occurrence, of a change-of-control will create uncertainty regarding the continued employment of our Named Executives. This uncertainty results from the fact that many change-of-control transactions result in significant organizational changes, particularly at the senior executive level. Our practice, in the case of our employment agreements, has been to structure these change-of-control benefits as "double trigger" benefits. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the Named Executive is terminated during the twelve-month (or 24-month in the case of the CEO) period after the change of control. We believe a "double trigger" benefit maximizes stockholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs. Because we believe that a termination by the executive for good reason is conceptually the same as a termination by us without cause, and that in the context of a change-of-control potential acquirers would otherwise have an incentive to constructively terminate the executive's employment to avoid paying severance, we provide severance benefits in these circumstances. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the captions "—Employment, Severance and Change of Control Arrangements" and "—Potential Termination and Change of Control Payments" below.

Tax Considerations

        It is generally our policy to qualify compensation paid to executive officers for deductibility under section 162(m) of the Code. Section 162(m) generally prohibits us from deducting the compensation of certain executive officers that exceeds $1,000,000 per person unless that compensation is based on the satisfaction of objective performance goals. However, we reserve the discretion to pay compensation to our executive officers that may not be deductible.

 SUMMARY COMPENSATION TABLE FOR 2010

        The following table sets forth information regarding compensation earned by Named Executives.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Craig A. Wheeler	2010	549,016	1,152,750	993,200	494,115	23,510	3,212,591
President, Chief Executive Officer	2009	530,450	782,250	840,480	218,015	43,152	2,414,347
and Director	2008	515,000	555,750	539,020	250,290	18,482	1,878,542
Richard P. Shea	2010	302,253	146,015	235,885	158,682	11,490	854,325
Senior Vice President and Chief	2009	292,032	89,177	143,722	68,264	11,435	604,630
Financial Officer	2008	280,800	80,028	187,309	78,133	10,844	637,114
James M. Roach(3)	2010	355,212	146,015	235,885	186,487	11,490	935,089
Chief Medical Officer	2009	343,200	99,085	159,691	82,282	11,470	695,728
and Senior Vice President, Development
Ganesh Venkataraman	2010	346,135	160,617	259,474	184,386	11,925	962,537
Chief Scientific Officer and Senior	2009	314,668	94,131	151,707	77,328	11,847	649,681
Vice President, Research	2008	302,565	37,050	187,309	84,189	11,218	622,331
Bruce A. Leicher(4)	2010	336,996	146,015	235,885	176,922	11,370	907,188
Senior Vice President, General Counsel
and Secretary
Steven B. Brugger(5)	2010	331,302	266,285	430,185	68,911	9,158	1,105,841
Former Chief Operating Officer	2009	369,178	180,700	291,226	116,644	9,890	967,638
	2008	353,280	37,050	215,613	130,857	10,870	747,670

(1)
Valuation based on the aggregate grant date fair value of stock and option awards computed in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Stock Compensation (excluding the effect of estimated forfeitures). These amounts do not correspond to the actual value that will be realized by the Named Executive upon vesting or exercise of such award. The assumptions used by us with respect to the valuation of option grants are set forth in Note 11 to our financial statements contained in our Annual Report on Form 10-K for year ended December 31, 2010 as filed with the Securities and Exchange Commission on March 10, 2011. With respect to the awards made to Mr. Wheeler in 2008, those awards were made pursuant to and in accordance with the Mr. Wheeler's employment agreement described below under "—Employment, Severance and Change of Control Agreements—Craig A. Wheeler Employment Agreement."

(2)
The following table sets forth information regarding all other compensation for the year ended December 31, 2010:

Name	Year	Tax Advice Expense ($)	Insurance Expense ($)	Tax Gross-up ($)	401(k) Match ($)	Parking/ Transit/Fuel Expense ($)	Gym Fees ($)	Insurance Premiums ($)	Total ($)
Craig A. Wheeler	2010	5,000	5,000	3,175	7,350	1,785		1,200	23,510
Richard P. Shea	2010	—	—	—	7,350	2,940	—	1,200	11,490
James M. Roach	2010	—	—	—	7,350	2,940	—	1,200	11,490
Ganesh Venkataraman	2010	—	—	—	7,350	2,940	435	1,200	11,925
Bruce A. Leicher	2010	—	—	—	7,350	2,820	—	1,200	11,370
Steven B. Brugger	2010	—	—	—	7,350	708	—	1,100	9,158
(3)
Dr. Roach joined us in February 2008.

(4)
Mr. Leicher joined us in July 2008.

(5)
Mr. Brugger resigned as Chief Operating Officer effective November 5, 2010. We entered into a Consulting Agreement with Mr. Brugger which will terminate June 30, 2011, unless extended by mutual agreement of both parties.

 2010 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth information regarding awards made to our Named Executives during the year ended December 31, 2010:

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Stock Awards: Number of Shares of Stock (#)	Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards(6) ($)
									Exercise Price of Option Awards(5) ($/Sh)
Name	Type of Award(1)	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Craig A. Wheeler	RS	2/18/2010	(3)	—	—	—	75,000	—	—	1,152,750
	SO	2/18/2010	(4)	—	—	—	—	100,000	15.37	993,200
	AIBP	N/A			329,410	823,524
Richard P. Shea	RS	2/18/2010	(3)	—	—	—	9,500	—	—	146,015
	SO	2/18/2010	(4)	—	—	—	—	23,750	15.37	235,885
	AIBP	N/A			105,789
James M. Roach	RS	2/18/2010	(3)	—	—	—	9,500	—	—	146,015
	SO	2/18/2010	(4)	—	—	—	—	23,750	15.37	235,885
	AIBP	N/A			124,324
Ganesh Venkataraman	RS	2/18/2010	(3)	—	—	—	10,450	—	—	160,617
	SO	2/18/2010	(4)	—	—	—	—	26,125	15.37	259,474
	AIBP	N/A			121,147
Bruce A. Leicher	RS	2/18/2010	(3)	—	—	—	9,500	—	—	146,015
	SO	2/18/2010	(4)	—	—	—	—	23,750	15.37	235,885
	AIBP	N/A			117,949
Steven B. Brugger(7)	RS	2/18/2010	(7)	—	—	—	17,325	—	—	266,285
	SO	2/18/2010	(4)	—	—	—	—	43,313	15.37	430,185
	AIBP	N/A			172,277

(1)
Type of Award:
AIBP = Annual Incentive Bonus Plan
RS = Restricted Stock
SO = Stock Option

(2)
All awards in these columns were granted under our annual incentive cash bonus plan. The actual amounts awarded are reported in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above. See "Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Cash Bonus" for a description of this plan.

(3)
These shares of common stock are subject to a restricted stock agreement dated February 18, 2010, pursuant to which 25% of such shares vested and became free from forfeiture on February 18, 2011 and an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

(4)
The shares of common stock underlying this option vest as to 6.25% of the shares at the end of each three-month period beginning on May 18, 2010.

(5)
The exercise price of the applicable stock option is equal to the closing price of our common stock as reported by the NASDAQ Global Market on the date of grant.

(6)
Valuation based on the aggregate grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, Stock Compensation (excluding the effect of estimated forfeitures). These amounts do not correspond to the actual value that will be realized by the Named Executive upon vesting or exercise of such award. The assumptions used by us with respect to the valuation of option grants are set forth in Note 11 to our financial statements contained in our Annual Report on Form 10-K for year ended December 31, 2010 as filed with the Securities and Exchange Commission on March 10, 2011.

(7)
Mr. Brugger resigned as Chief Operating Officer effective November 5, 2010. As a result, Mr. Brugger forfeited 17,325 shares of stock awarded on February 18, 2010.

 OUTSTANDING EQUITY AWARDS AT 2010 YEAR-END

        The following table sets forth information regarding outstanding stock options and awards of restricted stock held by our Named Executives as of December 31, 2010:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested(1) ($)
Craig A. Wheeler	375,000	(2)	—	16.18	8/21/2016	23,438	(3)	350,867
	68,750	(4)	31,250	7.41	2/22/2018	42,188	(5)	631,554
	43,750	(6)	56,250	10.43	2/25/2019	75,000	(7)	1,122,750
	18,750	(8)	81,250	15.37	2/18/2020	—		—
Richard P. Shea	108,800	(9)	—	0.61	10/27/2013	2,813	(10)	42,111
	12,800	(11)	—	4.91	3/24/2014	3,375	(3)	50,524
	11,250	(12)	—	6.88	1/31/2015	4,810	(5)	72,006
	18,750	(13)	—	23.62	3/6/2016	9,500	(7)	142,215
	6,562	(14)	438	12.81	2/21/2017	—		—
	12,187	(15)	2,813	10.41	8/14/2017	—		—
	23,890	(4)	10,860	7.41	2/22/2018	—		—
	7,481	(6)	9,619	10.43	2/25/2019	—		—
	4,453	(8)	19,297	15.37	2/18/2020	—		—
James M. Roach	111,718	(4)	50,782	7.41	2/22/2018	5,344	(5)	80,000
	8,312	(6)	10,688	10.43	2/25/2019	9,500	(7)	142,215
	4,453	(8)	19,297	15.37	2/18/2020	—		—
Ganesh Venkataraman	7,200	(16)	—	0.99	4/6/2014	1,563	(3)	23,398
	31,200	(16)	—	4.91	4/6/2014	5,077	(5)	76,003
	25,000	(12)	—	6.88	1/31/2015	10,450	(7)	156,437
	14,062	(14)	938	12.81	2/21/2017	—		—
	23,890	(4)	10,860	7.41	2/22/2018	—		—
	7,896	(6)	10,154	10.43	2/25/2019	—		—
	4,898	(8)	21,227	15.37	2/18/2020	—		—
Bruce A. Leicher	56,250	(17)	43,750	15.12	8/19/2018	10,938	(18)	163,742
	5,818	(6)	7,482	10.43	2/25/2019	3,742	(5)	56,018
	4,453	(8)	19,297	15.37	2/18/2020	9,500	(7)	142,215
Steven B. Brugger(20)	25,000	(12)	—	6.88	1/31/2015	—	(19)	—	(19)
	21,093	(14)	1,407	12.81	2/21/2017	—		—
	19,999	(21)	5,001	5.16	11/13/2017	—		—
	27,500	(4)	12,501	7.41	2/22/2018	—		—
	15,159	(6)	19,491	10.43	2/25/2019	—		—
	8,121	(8)	35,192	15.37	2/18/2020	—		—

(1)
Based on $14.97 per share, the last sale price of Momenta common stock on December 31, 2010.

(2)
Represents two option grants made on August 22, 2006, each with an exercise price of $16.18. The shares of common stock underlying these options vested as to 25% of the shares on August 22, 2007 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.

(3)
These shares of common stock are subject to a restricted stock agreement dated February 22, 2008, pursuant to which 25% of such shares vested and became free from forfeiture on February 22, 2009 and an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

(4)
The shares of common stock underlying these options vest as to 6.25% of the shares at the end of each three-month period beginning on May 22, 2008.

(5)
These shares of common stock are subject to a restricted stock agreement dated February 25, 2009, pursuant to which 25% of such shares vested and became free from forfeiture on February 25, 2010 and an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

(6)
The shares of common stock underlying these options vest as to 6.25% of the shares at the end of each three-month period beginning on May 25, 2009.

(7)
These shares of common stock are subject to a restricted stock agreement dated February 18, 2010, pursuant to which 25% of such shares vested and became free from forfeiture on February 18, 2011 and an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

(8)
The shares of common stock underlying these options vest as to 6.25% of the shares at the end of each three-month period beginning on May 18, 2010.

(9)
The shares of common stock underlying this option vested as to 25% of the shares on October 28, 2004 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.

(10)
These shares of common stock are subject to a restricted stock agreement dated August 15, 2007, pursuant to which 25% of such shares vested and became free from forfeiture on August 15, 2008 and an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

(11)
The shares of common stock underlying this option vested as to 25% of the shares on October 29, 2004 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.

(12)
The shares of common stock underlying this option vest as to 6.25% of the shares at the end of each three-month period beginning on May 1, 2005.

(13)
The shares of common stock underlying this option vest as to 6.25% of the shares at the end of each three-month period beginning on June 7, 2006.

(14)
The shares of common stock underlying this option vest as to 6.25% of the shares at the end of each three-month period beginning on May 22, 2007.

(15)
The shares of common stock underlying this option vest as to 6.25% of the shares at the end of each three-month period beginning on November 15, 2007.

(16)
To avoid unintended adverse tax consequences to Dr. Venkataraman under Section 409A of the Internal Revenue Code, we and Dr. Venkataraman amended an outstanding stock option to purchase 38,400 shares of common stock with an original exercise price of $0.99 per share. As amended, the portion of the original option vested as of December 31, 2004, or 7,200 shares, remained in full force and effect and continued to have an exercise price of $0.99. The remaining portion of such option was deemed cancelled and a replacement option for the purchase of 31,200 shares was deemed granted to Dr. Venkataraman on December 30, 2005 with an exercise price equal to $4.91 per share. The shares of common stock underlying this replacement option vested as to 12,000 shares on January 1, 2006 and as to an additional 6.25% of the shares at the end of each three-month period beginning on April 1, 2006.

(17)
The shares of common stock underlying this option vested as to 25% of the shares on August 19, 2009 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.

(18)
These shares of common stock are subject to a restricted stock agreement dated August 19, 2008, pursuant to which 25% of such shares vested and became free from forfeiture on August 19, 2009 and an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

(19)
Mr. Brugger resigned as Chief Operating Officer effective November 5, 2010 and, as a result, forfeited 1,876, 10,829 and 17,325 shares of restricted stock awarded on February 22, 2008, February 25, 2009 and February 18, 2010, respectively.

(20)
Although Mr. Brugger resigned as Chief Operating Officer effective November 5, 2010, he entered into a consulting agreement with us on November 5, 2010 which will terminate June 30, 2011, unless extended by mutual agreement. Pursuant to the terms of the option grants made to Mr. Brugger, all stock options continue to vest and remain exercisable during the term of the consulting agreement.

(21)
The shares of common stock underlying this option vest as to 6.25% of the shares at the end of each three-month period beginning on February 14, 2008.

 2010 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth information regarding options exercised by our Named Executives and shares of restricted stock that vested and became free from forfeiture during the fiscal year ended December 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Craig A. Wheeler	—	—	326,562	6,030,711
Richard P. Shea	—	—	10,190	151,052
James M. Roach	—	—	4,156	61,256
Ganesh Venkataraman	32,000	455,648	205,198	3,725,227
Bruce A. Leicher	—	—	9,158	135,782
Steven B. Brugger	55,730	906,141	207,433	3,757,352

(1)
Value realized on exercise is based on the closing sale price of our common stock on the applicable date of exercise less the applicable option exercise price.

(2)
Value realized upon vesting is based on the closing sale price of our common stock on the applicable vesting date.

Employment, Severance and Change of Control Arrangements

Craig A. Wheeler Employment Agreement

        On August 22, 2006, we entered into an employment agreement with Craig A. Wheeler, pursuant to which Mr. Wheeler serves as our President and CEO and as a member of the board of directors. In December 2010, Mr. Wheeler's employment agreement was amended to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended. Pursuant to his employment agreement, Mr. Wheeler receives an annual base salary determined by the compensation committee, which is $576,467 for 2011. Mr. Wheeler is also eligible to receive bonuses of up to 150% of his base salary for the applicable fiscal year, with an annual bonus target of 60% of the then-applicable base salary. The compensation committee approved a $362,351 bonus paid to Mr. Wheeler in 2011 based on our achievement of corporate goals in 2010. Mr. Wheeler is also entitled to specified benefits, including: participation in our sponsored benefit programs; reimbursement for life insurance premium expenses and related tax gross-up payments; and reimbursement of tax and financial advisor fees incurred by Mr. Wheeler during the period of his employment.

  Equity Awards

        Mr. Wheeler's employment agreement provides for the grant or issuance, as applicable, of the following stock-based awards:

        1.     On August 22, 2006, we granted Mr. Wheeler options to purchase an aggregate of 375,000 shares of common stock at an exercise price of $16.18 per share, which is referred to as the Initial Option Grant. The Initial Option Grant vested as to 25% of the shares subject to such option on August 22, 2007 and as to 6.25% of the shares subject to such option at the end of each three-month period thereafter.

        2.     On August 22, 2006, we issued 100,000 shares of restricted common stock to Mr. Wheeler, which is referred to as the Time-Based Grant. The shares of common stock subject to the Time-Based Grant vested and became free from forfeiture on the fourth anniversary of the date of issuance.

        3.     On January 17, 2007, we issued to Mr. Wheeler 175,000 shares of restricted common stock, which is referred to as the Performance Grant. The shares of common stock subject to the Performance Grant vested and became free from forfeiture on August 2, 2010, the date that Sandoz, Inc. commercially launched enoxaparin sodium injection in the United States.

        4.     In addition to the Initial Option Grant, the Time-Based Grant and the Performance Grant, on February 22, 2008, we granted Mr. Wheeler (i) 75,000 shares of restricted common stock subject to vesting over four years, which is referred to as the First Target Grant and (ii) an option to purchase 100,000 shares of common stock subject to vesting over four years, with an exercise price of $7.41 per share, which is referred to as the Second Target Grant.

        Beginning in 2009, the grant of stock-based awards to Mr. Wheeler is at the discretion of the board of directors in accordance with the overall equity practices of the company.

  Termination of Employment

        In the event that Mr. Wheeler's employment is terminated by us without cause, by reason of his death or disability or by him for good reason, other than in connection with a change in control (as those terms are defined in his employment agreement):

  •
  the vesting schedules applicable to the Initial Option Grant and the Time-Based Grant will be fully accelerated and the shares thereunder fully vested,

  •
  the vesting schedules applicable to the First Target Grant and Second Target Grant will accelerate by an additional 12 months and

  •
  the vesting schedule applicable to all other stock-based awards held by Mr. Wheeler at the time of such termination will accelerate by 25%.

        In the event Mr. Wheeler's employment is terminated by us without cause within 24 months following a change of control (as such term is defined in the employment agreement) or is terminated by Mr. Wheeler for good reason within 24 months following a change of control, the unvested portions of the First Target Grant, the Second Target Grant and all future stock-based awards shall fully and immediately vest.

        Under his employment agreement, Mr. Wheeler or Momenta may terminate his employment at any time. In the event Mr. Wheeler's employment is terminated without cause by us, as the result of death or disability or Mr. Wheeler terminates his employment for good reason, other than in connection with a change in control, we have agreed to pay Mr. Wheeler a lump sum equal to:

  •
  12 months of the highest base salary in effect during the 12 months prior to the date of termination and

  •
  the greater of 60% of Mr. Wheeler's base salary or his last paid bonus.

Additionally, Mr. Wheeler and his dependents will receive comparable benefits for a maximum of 12 months following such termination subject to his re-employment with comparable benefits.

        If Mr. Wheeler terminates his employment for good reason within 24 months following a change of control of Momenta, or if we terminate Mr. Wheeler's employment without cause within 24 months following a change of control, we have agreed to pay Mr. Wheeler a lump-sum cash payment equal to:

  •
  24 months of Mr. Wheeler's highest base-salary in effect during the 12 months prior to termination of his employment,

  •
  an amount equal to the greater of 60% of Mr. Wheeler's last two years of base salary or two times the last bonus paid to Mr. Wheeler, and

  •
  if the aggregate purchase price paid in a change of control transaction equals or exceeds $1.1 billion, an additional amount equal to 12 months of base salary in effect at the time of Mr. Wheeler's termination and the greater of 60% of one year of base salary or the last bonus paid to Mr. Wheeler.

Additionally, Mr. Wheeler is entitled to a tax gross-up payment following such termination and Mr. Wheeler and his dependents will receive comparable benefits for a maximum of 36 months following such termination subject to his re-employment with comparable benefits.

  Other Provisions

        Our employment agreement with Mr. Wheeler also contains non-disclosure, non-competition and assignment of intellectual property terms. These terms provide for the protection of our confidential information, the transfer of ownership rights to intellectual property developed by Mr. Wheeler to us and a 12-month non-compete provision.

Executive Employment Agreements with Richard P. Shea, James Roach, Ganesh Venkataraman and Bruce A. Leicher

        We have also entered into executive employment agreements, or the Executive Employment Agreements, with Richard P. Shea, James Roach, Ganesh Venkataraman and Bruce A. Leicher. In December 2010, each of the Executive Employment Agreements was amended to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

  Salary, Bonus and Benefits

        Pursuant to the Executive Employment Agreements, we have agreed to pay Messrs. Shea, Roach, Venkataraman and Leicher annual base salaries as determined by the compensation committee. If our board of directors approves an annual bonus, Messrs. Shea, Roach, Venkataraman and Leicher will be eligible for a discretionary bonus award. The annual target for each executive's bonus will be 35% of the executive's annualized base salary. The compensation committee will determine, in its sole discretion, whether (and in what amount) a bonus award is payable to each executive. In order to be eligible for any bonus hereunder, the executive must be an active employee of Momenta on the date such bonus is paid.

        Each executive shall be entitled to participate in all benefit plans and programs that we establish and make available to our employees to the extent that the executive is eligible under (and subject to the provisions of) the plan documents governing those programs.

  Payments Upon Resignation by the Executive Without Good Reason or Termination by Us for Cause

        If the executive voluntarily resigns his employment other than for good reason (as defined in each Executive Employment Agreement), or if we terminate the executive for cause (as defined in each Executive Employment Agreement), we shall pay the executive all accrued and unpaid base salary through the executive's date of termination and any vacation that is accrued but unused as of such date. The executive shall not be eligible for any severance or separation payments or any continuation of benefits (other than those provided for COBRA), or any other compensation pursuant to the Executive Employment Agreement or otherwise. The executive also shall have such rights, if any, with respect to outstanding stock options and restricted stock grants as may be provided under each applicable agreement.

  Payments Upon Termination by Reason of Death or Disability, Termination Without Cause or Resignation for Good Reason

        If the executive's employment with us is terminated by reason of the executive's death or disability (as defined in each Executive Employment Agreement), by us without cause, or by the executive's voluntary resignation for good reason, other than in connection with a change in control (as defined in each Executive Employment Agreement), then the executive shall be paid all accrued and unpaid base salary and any accrued but unused vacation through the date of termination. In addition, the executive shall be eligible to receive the following separation benefits:

  •
  an amount equal to the sum of 12 months of the executive's base salary as of the date of termination and the greater of (i) the annual discretionary target bonus established by our board of directors (or any other person or persons having authority with respect thereto) for the executive for the fiscal year in which the date of termination occurs or (ii) the annual bonus paid to the executive for the most recently completed fiscal year;

  •
  insurance, medical, dental, health and accident and disability benefits as in effect immediately prior to the termination date for a period of 12 months; and

  •
  continued vesting of any unvested stock options and any future stock option grants awarded to the executive after the date of the Executive Employment Agreement for a period of 12 months from the date of termination and an extension of the right to exercise any outstanding stock options on the earlier of three months after such 12-month period or the original expiration date of the applicable outstanding stock option. The executive shall also be entitled to immediate vesting, on the date of termination, of any restricted stock awards with underlying shares that vest solely through the passage of time (i.e., service-based vesting) and not upon the achievement of specified conditions or milestones (i.e., performance-based vesting), including any future restricted stock awards granted to the executive after the date of the Executive Employment Agreement that contain service-based vesting provisions, in each case that would have vested during the period of 12 months from the date of termination.

  Payments Upon Termination in Connection with a Change of Control

        If the executive's employment with the Company is terminated without cause or if the executive terminates his employment with good reason within one year following a change in control (as defined in each Executive Employment Agreement), the executive shall be entitled to all accrued and unpaid base salary and any accrued but unused vacation through the date of termination. In addition, the executive shall be eligible to receive the following separation benefits:

  •
  an amount equal to the sum of 12 months of the executive's base salary as of the date of termination and the greater of (i) the annual discretionary target bonus established by our board of directors (or any other person or persons having authority with respect thereto) for the executive for the fiscal year in which the date of termination occurs or (ii) the annual bonus paid to the executive for the most recently completed fiscal year;

  •
  insurance, medical, dental, health and accident and disability benefits as in effect immediately prior to the termination date for a period of 12 months; and

  •
  immediate vesting of any unvested stock options, restricted stock awards and any future grants awarded to the executive. All such equity awards (whether stock options or restricted stock grants) will remain exercisable in accordance with the applicable stock option plan or grant agreement.

  Non-Competition, Non-Solicitation, Confidential Information and Developments

        Each of Messrs. Shea, Roach, Venkataraman and Leicher have entered into agreements providing for the protection of our confidential information, the transfer of ownership rights to intellectual property developed by each such executive to us and a 12-month non-compete provision.

Consulting Agreement with Mr. Brugger

        We previously entered into an executive employment agreement with Steven B. Brugger on substantially the terms described above in "—Employment, Severance and Change of Control Agreements—Executive Employments Agreements with Richard P. Shea, James M. Roach, Ganesh Venkataraman and Bruce A. Leicher." In conjunction with his resignation as our chief operating officer, effective as of November 5, 2010, we entered into a letter agreement with Mr. Brugger regarding his termination of employment and entry into a consulting agreement, which letter agreement terminated the executive employment agreement and reaffirmed Mr. Brugger's obligations under the employee nondisclosure, noncompetition and assignment of inventions agreement Mr. Brugger is party to with us. Pursuant to the terms of the consulting agreement, we will pay Mr. Brugger $270 per hour for consulting services actually rendered during the consulting term which began November 6, 2010 and continues through June 30, 2011 (or such earlier date as may be determined by the parties). Pursuant to the terms of the option grants made to Mr. Brugger by us, his stock options will continue to vest and remain exercisable during the term of his consulting agreement with us.

Potential Termination and Change of Control Payments

  Potential Termination and Change of Control Payments for Craig A. Wheeler

        The following table describes the potential payments, benefits and acceleration of vesting applicable to stock options and restricted stock awards under our employment agreement with Craig A. Wheeler. The amounts shown below assume that the termination of Mr. Wheeler was effective as of December 31, 2010. Actual amounts payable to Mr. Wheeler upon his termination can only be determined definitively at the time of his actual departure.

Benefit	Voluntary Termination or Termination for Cause	Termination Without Cause, Termination by Reason of Death or Disability, Resignation for Good Reason		Termination Without Cause or Resignation for Good Reason Within 24 Months of a Change of Control
Accrued Obligations
Unused Vacation	$22,172	$22,172		$22,172
Severance Benefits
Lump-sum cash payment	—	$878,426	(2)	$1,756,851	(3)
Lump-sum payment with respect to business combination	—	—		$878,426	(4)
Insurance/Healthcare benefits	—	$21,961	(5)	$65,883	(6)
Market Value of Stock Vesting on Termination(1)	—	$972,107	(7)	$2,596,796	(8)
Gross-Up Payments	—	—		$2,423,406	(9)

Total	$22,172	$1,894,666		$7,743,534

(1)
Based on the last sale price of our common stock on December 31, 2010, which was $14.97 per share.

(2)
Represents a lump sum payment equal to 12 months of the highest base salary in effect for Mr. Wheeler during the 12 months prior to his termination, or $549,016, plus an amount equal to 60% of such base salary, or $329,410. This amount is to be paid in full six months and one day after the date of Mr. Wheeler's termination.

(3)
Represents a lump sum payment equal to 24 months of the highest base salary in effect for Mr. Wheeler during the 12 months prior to his termination, or $1,098,032, plus an amount equal to 60% of such base salary, or $658,819. This amount is to be paid in full six months and one day after the date of Mr. Wheeler's termination.

(4)
Assumes that the change of control involves a business combination with an aggregate purchase price exceeding $1.1 billion. In such event, Mr. Wheeler is entitled to an additional lump sum payment equal to 12 months of the highest base salary in effect for Mr. Wheeler during the 12 months prior to his termination, or $549,016, plus an amount equal to 60% of such base salary, or $329,410.

(5)
Represents benefits payable over 12 months for continuation of coverage under medical and dental plans for Mr. Wheeler and his dependents subject to Mr. Wheeler's re-employment with comparable healthcare benefits. The value is based upon the type of insurance coverage we carried for Mr. Wheeler as of December 31, 2010 and is valued at the premiums in effect on December 31, 2010.

(6)
Assumes that the change of control involves a business combination with an aggregate purchase price exceeding $1.1 billion, and represents benefits payable over 36 months for continuation of coverage under medical and dental plans for Mr. Wheeler and his dependents subject to Mr. Wheeler's re-employment with comparable healthcare benefits. In the event the aggregate purchase price is less than $1.1 billion, Mr. Wheeler would be entitled to 24 months continuation of coverage under medical and dental plans for Mr. Wheeler and his dependents subject to Mr. Wheeler's re-employment with comparable healthcare benefits, with a value equal to $43,922. This value is based upon the type of insurance coverage we carried for Mr. Wheeler as of December 31, 2010 and is valued at the premiums in effect on December 31, 2010.

(7)
Represents the acceleration of vesting by 12 months on 75,000 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 22, 2008 and 100,000 shares of common stock underlying stock options granted to Mr. Wheeler dated February 22, 2008. Additionally, vesting is accelerated by 25% on 75,000 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 25, 2009, 100,000 shares of common stock underlying stock options granted to Mr. Wheeler on February 25, 2009, 75,000 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 18, 2010 and 100,000 shares of common stock underlying stock options granted to Mr. Wheeler on February 18, 2010. However, the exercise price of $15.37 per share for the 100,000 shares of common stock subject to stock options granted to Mr. Wheeler on February 18, 2010 is above the last sale price on December 31, 2010, and therefore has no market value at that date. If Mr. Wheeler's employment with us is terminated without cause in periods after December 31, 2010, acceleration of vesting to additional equity awards will apply. See the discussion in this proxy statement under the heading "Employment, Severance and Change of Control Arrangements—Craig A. Wheeler Employment Agreement."

(8)
Represents the immediate vesting in full of 75,000 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 22, 2008, 100,000 shares of common stock underlying stock options granted to Mr. Wheeler dated February 22, 2008, 75,000 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 25, 2009,100,000 shares of common stock underlying stock options granted to Mr. Wheeler on February 25, 2009, 75,000 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 18, 2010 and 100,000 shares of common stock underlying stock options granted to Mr. Wheeler on February 18, 2010. However, the exercise price of $15.37 per share for the 100,000 shares of common stock subject to stock options granted to Mr. Wheeler on February 18, 2010 is above the last sale price on December 31, 2010, and therefore has no market value at that date. If Mr. Wheeler's employment with us is terminated without cause in periods after December 31, 2010, acceleration of vesting to additional equity awards will apply. See the discussion in this proxy statement under the heading "Employment, Severance and Change of Control Arrangements—Craig A. Wheeler Employment Agreement."

(9)
Represents the excise tax payable under section 280G of the United States Internal Revenue Code.

  Potential Termination and Change of Control Payments for Messrs. Shea, Roach, Venkataraman and Leicher

        The following table describes the potential payments, benefits and acceleration of vesting applicable to stock options and restricted stock awards under our Executive Employment Agreements with each of Messrs. Shea, Roach, Venkataraman and Leicher. The amounts shown below assume that the termination of each executive was effective as of December 31, 2010 and that each of the Executive Employment Agreements was effective as of December 31, 2010. Actual amounts payable to each Named Executive listed below upon his termination can only be determined definitively at the time of each Named Executive's actual departure.

Name	Benefit	Voluntary Termination or Termination for Cause	Termination for Death, Disability, Without Cause or for Good Reason Other than in Connection with Change of Control		Termination Without Cause or Resignation for Good Reason Within 12 Months of a Change of Control
Richard P. Shea	Accrued Obligations
	Unused Vacation	$14,822	$14,822		$14,822
	Severance Benefits
	Salary		302,253	(2)
	Lump-sum cash payment	—	116,367	(3)	418,620	(4)
	Insurance/Healthcare benefits	—	21,961		21,961	(5)
	Market Value of Stock Vesting on Termination(1)	—	405,718	(6)	446,400	(7)
	Total	$14,822	$861,121		$901,803
James M. Roach	Accrued Obligations
	Unused Vacation	$13,891	$13,891		$13,891
	Severance Benefits
	Salary		355,212	(2)
	Lump-sum cash payment	—	136,757	(3)	491,969	(4)
	Insurance/Healthcare Benefits	—	21,961		21,961	(5)
	Market Value of Stock Vesting on Termination(1)	—	550,905	(6)	654,650	(7)
	Total	$13,891	$1,078,726		$1,182,471
Ganesh Venkataraman	Accrued Obligations
	Unused Vacation	$29,288	$29,288		$29,288
	Severance Benefits
	Salary		346,135	(2)
	Lump-sum cash payment	—	135,927	(3)	482,062	(4)
	Insurance/Healthcare benefits	—	1,556		1,556	(5)
	Market Value of Stock Vesting on Termination(1)	—	344,029	(6)	386,064	(7)
	Total	$29,288	$856,935		$898,970
Bruce Leicher	Accrued Obligations
	Unused Vacation	$6,805	$6,805		$6,805
	Severance Benefits
	Salary		336,996	(2)
	Lump-sum cash payment	—	129,743	(3)	466,739	(4)
	Insurance/Healthcare Benefits	—	21,961		21,961	(5)
	Market Value of Stock Vesting on Termination(1)	—	377,070	(6)	395,943	(7)
	Total	$6,805	$872,575		$891,448

(1)
Based on the last sale price of our common stock on December 31, 2010, which was $14.97 per share.

(2)
Represents an amount equal to the Named Executive's base salary payable over the applicable severance period.

(3)
Represents an amount equal to the greater of (i) the annual bonus paid to the Named Executive for the most recently completed fiscal year or (ii) the 2010 target bonus potential. Such amounts are to be paid within 30 days after the Named

  Executive's termination date. For more information relating to compensation earned by our Named Executives, see the section of this proxy statement entitled "Executive Compensation—Summary Compensation Table."

(4)
Represents an amount equal to the Named Executive's base salary plus the greater of (i) the annual bonus paid to the Named Executive for the most recently completed fiscal year or (ii) the 2010 target bonus potential. Such amounts are to be paid within 30 days after the Named Executive's termination date. For more information relating to compensation earned by our Named Executives, see the section of this proxy statement entitled "Executive Compensation—Summary Compensation Table."

(5)
Represents amounts payable over 12 months for continuation of coverage for insurance, medical, dental, health and accident and disability benefits for each Named Executive and his family members subject to the Named Executive's re-employment with comparable healthcare benefits. The value is based upon the type of insurance coverage we carried for each Named Executive as of December 31, 2010 and is valued at the premiums in effect on December 31, 2010.

(6)
Represents continued vesting for an additional 12-month period of all unvested stock options and immediate vesting of all stock awards held by the Named Executives as of December 31, 2010. For more information concerning option and restricted common stock awards held by our Named Executives, see the section of this proxy statement entitled "Executive Compensation—Outstanding Equity Awards at Fiscal-Year End."

(7)
Represents immediate vesting of all unvested stock options and other stock awards held by the Named Executives as of December 31, 2010. For more information concerning option and restricted common stock awards held by our Named Executives, see the section of this proxy statement entitled "Executive Compensation—Outstanding Equity Awards at Fiscal-Year End."

Compensation of Directors

        Non-employee director compensation is set by our board of directors at the recommendation of the compensation committee. In March 2011, we retained Radford to assess our non-employee director compensation practices and provide recommendations for changes to the program, if any. The updated peer group companies were used in the analysis, as well as other market data. Radford's review demonstrated that our average annual cash compensation for non-employee directors trailed the 50th percentile for our peer group companies while the average equity compensation value was between the 25th and 50th percentile. In order to better align non-employee director compensation to our peer group, the board of directors, at the recommendation of the compensation committee, adopted the following changes as of the date of the 2011 annual meeting of stockholders based on Radford's analysis and recommendations:

  •
  annual retainers were increased;

  •
  audit and compensation committee fees were increased; and

  •
  annual equity grants were increased.

Our current compensation for non-employee directors consists of:

  •
  Grant of Stock Options Upon Appointment.  Each newly elected non-employee director automatically receives an option to purchase up to 30,000 shares of our common stock upon appointment to the board of directors. These options vest quarterly over the three years following the grant date, subject to such director's continued service on the board of directors.

  •
  Grant of Additional Stock Options.  Non-employee directors who served on our board of directors during the prior calendar year and who continue to serve on the board of directors are granted an option to purchase up to 17,750 shares of our common stock the day following the date of the annual meeting of stockholders. These options vest quarterly over the year following the grant date, subject to the non-employee director's continued service on the board of directors. Currently, each such non-employee director stock option will terminate on the earlier of ten years from the date of grant or two years after the recipient ceases to serve as a director.

  •
  Payment of Retainer Fee; Reimbursement of Travel and Other Expenses.  In addition to an option grant, each non-employee director receives an annual retainer for his or her service on our board of directors as well as additional fees for committee service as follows:

Position	Fees prior to 2011 Annual Meeting	Fees after 2011 Annual Meeting
Annual Retainer	$30,000	$40,000
Non-Employee Chairman of the Board	$30,000	$30,000
Audit Committee Chairperson	$17,000	$20,000
Audit Committee Members (other than the Chairperson)	$ 8,000	$10,000
Compensation Committee Chairperson	$12,000	$15,000
Compensation Committee Members	$ 6,000	$7,500
Nominating and Corporate Governance Committee Chairperson	$12,000	$12,000
Nominating and Corporate Governance Committee Members	$ 6,000	$6,000
Science Committee Chairperson	$10,000	$10,000
Science Committee Members	$ 7,500	$7,500
Science Committee, Chairperson and Members	$ 3,000 for each all day session attended (up to a maximum of $15,000 per year) which is in addition to the standard quarterly meetings of the Science Committee

        All retainer amounts are paid quarterly. Non-employee directors also received reimbursement for reasonable travel and other expenses in connection with attending meetings of our board of directors.

        The following table sets forth the fees earned by each of our non-employee directors for his or her service on the board of directors, the aggregate grant date fair value of option awards granted to our non-employee directors and all other compensation paid for the year ended December 31, 2010:

2010 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)(3)(4)(5)	All Other Compensation		Total
John K. Clarke	$50,000	$115,488	—		$165,488
Alan L. Crane	$7,500	$—	—		$7,500
Bruce Downey	$44,000	$115,488			$159,488
Marsh H. Fanucci	$47,000	$115,488	—		$162,488
Peter Barton Hutt	$48,000	$115,488	—		$163,488
Ram Sasisekharan	$26,147	$115,488	$6,250	(6)	$147,885
Bennett M. Shapiro	$52,000	$115,488	—		$167,488
Elizabeth Stoner	$43,500	$115,488	—		$158,988
James R. Sulat	$74,000	$115,488	—		$189,488

(1)
The fees earned by the non-employee directors in 2010 consist of the following: (i) an annual retainer; (ii) a fee to the non-employee chairman of the board; and (iii) an annual fee for chairing and being a member of each of the audit, compensation, nominating and corporate governance and science committees. Mr. Crane resigned as a director effective March 31, 2010. The amount paid to Mr. Crane represents fees earned as a director from January 1, 2010 through March 31, 2010. Dr. Sasisekharan resigned as a director effective September 10, 2010. The amount paid to Dr. Sasisekharan represents fees earned as a director from January 1, 2010 through September 10, 2010.

(2)
Valuation based on the aggregate grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, Stock Compensation (excluding the effect of estimated forfeitures). These amounts do not correspond to the actual value that will be realized by the director upon vesting or exercise of such award. The assumptions used by us with respect to the valuation of option grants are set forth in Note 11 to our financial statements contained in our Annual Report on Form 10-K for year ended December 31, 2010 as filed with the Securities and Exchange Commission on March 10, 2011.

(3)
The following table sets forth the option awards granted to our non-employee directors during the year ended December 31, 2010 and the aggregate grant date fair value of those option awards. In addition, the table presents the number of option awards vested during the year ended December 31, 2010:

Name	Grant Date	Number of Shares Subject to Options	Number of Shares Vested in 2010	Grant Date Fair Value
John K. Clarke	6/10/2010	15,000	15,000	$115,488
Bruce Downey	6/10/2010	15,000	17,500	$115,488
Marsha H. Fanucci	6/10/2010	15,000	15,000	$115,488
Peter Barton Hutt	6/10/2010	15,000	15,000	$115,488
Ram Sasisekharan	6/10/2010	15,000	15,000	$115,488
Bennett M. Shapiro	6/10/2010	15,000	15,000	$115,488
Elizabeth Stoner	6/10/2010	15,000	25,000	$115,488
James R. Sulat	6/10/2010	15,000	25,000	$115,488
(4)
On June 10, 2010, the day following our 2010 annual meeting of stockholders, we granted each of our non-employee directors serving at that time an option to purchase 15,000 shares of our common stock, each with an exercise price equal to the closing price of our common stock on the NASDAQ Global Market on the day prior to the date of grant, which was $12.34 per share. All such options shall become exercisable in four equal quarterly installments commencing the date of grant, provided that the optionee then remains a director.

(5)
The following table shows the aggregate number of stock option grants outstanding for each non-employee director as of December 31, 2010:

Name	Aggregate Number of Shares Subject to Outstanding Stock Options(#)
John K. Clarke	126,000
Bruce Downey	45,000
Marsh H. Fanucci	126,000
Peter Barton Hutt	131,000
Ram Sasisekharan	126,000
Bennett M. Shapiro	137,200
Elizabeth Stoner	79,200
James Sulat	60,000
(6)
We entered into a consulting agreement with Ram Sasisekharan, dated September 10, 2010, pursuant to which Dr. Sasisekharan provides consulting services to us. As compensation under the agreement, Dr. Sasisekharan received an aggregate of $6,250 in 2010.

Compensation Committee Report

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on this review and discussion, the compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

        By the Compensation Committee of the Board of Directors of Momenta Pharmaceuticals, Inc.:

John K. Clarke (Chairperson)
Bruce Downey
Thomas Koestler
Bennett Shapiro

Compensation Committee Interlocks and Insider Participation

        The compensation committee currently consists of John K. Clarke, who serves as chairman, Bruce Downey, Thomas Koestler and Bennett M. Shapiro. During 2010, the compensation committee included Peter Barton Hutt and Elizabeth Stoner.

        During 2010, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the members of our compensation committee during 2010 nor any of the current members has ever been an employee of Momenta.

        Novartis Pharma AG, which holds more than five percent of our voting securities, has been granted registration rights with respect to shares of our common stock under the terms of an investors' right agreement with us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

        The following table sets forth information regarding beneficial ownership of our common stock as of April 1, 2011 by:

  •
  each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock as of such date based on currently available Schedules 13D and 13G filed with the Securities and Exchange Commission;

  •
  each of our directors (which includes all nominees);

  •
  our Named Executives; and

  •
  all of our directors and executive officers as a group.

        The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Shares of our common stock issuable under stock options exercisable on or before May 31, 2011 are deemed beneficially owned for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated, the address of all directors and executive officers is c/o Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142. The inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned(1)
Holders of more than 5% of our Common Stock
Oppenheimer Funds, Inc. Two World Financial Center 225 Liberty Street New York, NY 10281	5,004,764	(2)	9.9%
Novartis AG Lichstrasse 35 CH 4058 Basel, Switzerland	4,708,679	(3)	9.3%
FMR, LLC 82 Devonshire Street Boston, MA 02109	4,501,514	(4)	8.9%
Palo Alto Investors, LLC 470 University Avenue Palo Alto, CA 94301	3,295,692	(5)	6.5%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,286,973	(6)	6.5%
Wellington Management Company 280 Congress Street Boston, MA 02210	2,856,790	(7)	5.6%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,566,349	(8)	5.1%
Directors (which includes all nominees) and Named Executives
Craig A. Wheeler	1,098,125	(9)	2.1%
John K. Clarke	191,373	(10)	*
Bruce Downey	28,750	(11)	*
Peter Barton Hutt	132,615	(12)	*
Thomas P. Koestler	—		*
Bennett M. Shapiro	136,450	(14)	*
Elizabeth Stoner	65,550	(15)	*
Marsha H. Fanucci	122,250	(16)	*
James Sulat	51,250	(17)	*
Richard P. Shea	311,286	(18)	*
James M. Roach	222,552	(19)	*
Ganesh Venkataraman	539,039	(20)	1.1%
Bruce A. Leicher	176,893	(21)	*
Steven B. Brugger	356,137	(13)
All Directors and executive officers as a group (15 persons)	3,613,687	(22)	6.9%

*
Less than 1% of our outstanding common stock.

(1)
Applicable percentage of ownership for each holder is based on 50,809,068 shares of common stock outstanding on April 1, 2011, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable as of May 31, 2011.

(2)
Information is based on a Schedule 13G filed by Oppenheimer Funds, Inc. and Oppenheimer Global Opportunities Fund on February 10, 2011, and is as of December 31, 2010. Oppenheimer Funds Inc., or Oppenheimer, has shared voting and investment power over all 5,004,764 shares of common stock. For purposes of the Exchange Act, Oppenheimer is deemed to be a beneficial owner of such securities; however, Oppenheimer expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)
Information is based on a Schedule 13D filed on August 4, 2006 by Novartis AG ("Novartis") and Novartis Pharma AG ("Novartis Pharma"), as amended by Amendment No. 1 to Schedule 13D filed on September 6, 2006 by Novartis and Novartis Pharma. Novartis Pharma is the record holder of 4,708,679 shares of common stock. Novartis Pharma is a wholly-owned subsidiary of Novartis, and, as a result, Novartis is the beneficial owner of the 4,708,679 shares of common stock held of record by Novartis Pharma. Novartis Pharma and Novartis have shared power to vote and shared power to dispose of such shares.

(4)
Information is based on a Schedule 13G filed by FMR LLC on February 11, 2011, and is as of December 31, 2010. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 4,501,514 shares of common stock as a result of acting as investment adviser to various clients. The ownership of one client, Fidelity Growth Company Fund, amounted to 3,255,000 shares. Fidelity Growth Company Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, each has sole power to dispose of the 4,501,514 shares owned by Fidelity. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by Fidelity, which power resides with Fidelity's Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by Fidelity's Boards of Trustees.

(5)
Information is based on a Schedule 13G filed by William Leland Edwards, Anthony Joonkyoo Yun, Palo Alto Investors and Palo Alto Investors LLC ("PAI") on February 11, 2001, and is as of December 31, 2010. PAI is a registered investment adviser and is the general partner and investment adviser of investment limited partnerships and is the investment adviser to other investment funds. PAI reports having shared voting and investment power over such shares. PAI's clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock. No individual client separately holds more than five percent of the outstanding stock. Palo Alto Investors is the manager of PAI. Mr. Edwards is the controlling shareholder of Palo Alto Investors. Dr. Yun is the President of PAI and Palo Alto Investors. Each of the filers disclaims membership in a group. Each filer disclaims beneficial ownership of the stock except to the extent of that filer's pecuniary interest therein.

(6)
Information is based on a Schedule 13G filed by T. Rowe Price Associates, Inc. on February 14, 2011, and is as of December 31, 2010. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Of the 3,286,973 shares of our common stock deemed beneficially owned, T. Rowe Price Associates, Inc. reports sole voting power as to 834,451 shares and sole dispositive power as to 3,286,973 shares.

(7)
Information is based on a Schedule 13G filed by Wellington Management Company, LLP on February 14, 2011, and is as of December 31, 2010. Wellington Management, in its capacity as an investment adviser, may be deemed to beneficially own 2,856,790 shares of common stock which are held by record of clients of Wellington Management. Wellington Management reports having shared voting power over 2,060,190 of such shares and shared investment power over all 2,856,790 such shares.

(8)
Information is based on a Schedule 13G/A filed by BlackRock, Inc. on January 21, 2011 and is as of December 31, 2010.

(9)
Consists of 548,126 shares of common stock, of which 335,002 shares remain subject to a repurchase right by us pursuant to restricted stock agreements between us and Mr. Wheeler, and 549,999 shares of common stock underlying options exercisable on or before May 31, 2011.

(10)
Consists of 69,123 shares of common stock owned directly by Mr. Clarke and 122,250 shares of common stock underlying options held by Mr. Clarke exercisable on or before May 31, 2011.

(11)
Consists entirely of shares of common stock underlying options exercisable on or before May 31, 2011.

(12)
Consists of 5,365 shares of common stock owned directly by Mr. Hutt and 127,250 shares of common stock underlying options held by Mr. Hutt exercisable on or before May 31, 2011.

(13)
Information is based on Mr. Brugger's response to a questionnaire dated February 14, 2011 on which Mr. Brugger reported owning of 228,820 shares of common stock directly as of December 31, 2010 and 127,317 shares of common stock underlying options held by Mr. Brugger exercisable on or before April 1, 2011.

(14)
Consists of 7,000 shares of common stock owned directly by Dr. Shapiro and 129,450 shares of common stock underlying options held by Dr. Shapiro exercisable on or before May 31, 2011.

(15)
Consists of 5,100 shares of common stock owned directly by Dr. Stoner and 60,450 shares of common stock underlying options held by Dr. Stoner exercisable on or before May 31, 2011.

(16)
Consists entirely of shares of common stock underlying options exercisable on or before May 31, 2011.

(17)
Consists of 7,000 shares of common stock owned directly by Mr. Sulat and 44,250 shares of common stock underlying options held by Mr. Sulat exercisable on or before May 31, 2011.

(18)
Consists of 91,903 shares of common stock, of which 70,248 shares remain subject to a repurchase right by us pursuant to restricted stock agreements between us and Mr. Shea, and 219,383 shares of common stock underlying options exercisable on or before May 31, 2011.

(19)
Consists of 70,966 shares of common stock, of which 66,147 shares remain subject to a repurchase right by us pursuant to a restricted stock agreement between us and Dr. Roach, and 151,586 shares of common stock underlying options exercisable on or before May 31, 2011.

(20)
Consists of 412,498 shares of common stock, of which 68,800 shares remain subject to a repurchase right by us pursuant to a restricted stock agreement between us and Dr. Venkataraman, and 126,541 shares of common stock underlying options exercisable on or before May 31, 2011.

(21)
Consists of 91,795 shares of common stock, of which 74,098 shares remain subject to a repurchase right by us pursuant to a restricted stock agreement between us and Mr. Leicher, and 85,098 shares of common stock underlying options exercisable on or before May 31, 2011.

(22)
Consists of an aggregate of 1,637,338 shares of common stock, of which 687,833 shares remain subject to a repurchase right by us pursuant to restricted stock agreements, and 1,976,349 shares of common stock underlying options exercisable on or before May 31, 2011.

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)(2)	4,260,211	$12.13	5,568,144
Equity compensation plans not approved by security holders	—	—	—

Total	4,260,211	$12.13	5,568,144

(1)
Includes information regarding the following stockholder-approved equity compensation plans: 2004 Stock Incentive Plan, as amended, 2004 Employee Stock Purchase Plan and Amended and Restated 2002 Stock Incentive Plan.

(2)
Upon the approval of our amended 2004 Stock Incentive Plan, we have not granted further stock options under the Amended and Restated 2002 Stock Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Paid to Directors and Executive Officers

        Please see discussion under the heading "Executive Compensation."

Registration Rights

        For information relating to certain registration rights granted by us to a certain stockholder, please see the discussion under the heading "Compensation Committee Interlocks and Insider Participation."

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

        Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        Our audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the Securities and Exchange Commission's related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

  •
  a transaction that is specifically contemplated by provisions of our charter or bylaws.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in its charter.

        We will disclose the terms of related person transactions in our filings with the Securities and Exchange Commission to the extent required. Since January 1, 2010, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than in connection with the transactions described above.

 PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of our board of directors has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Although stockholder approval of the selection of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee directors will reconsider its appointment of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Board Recommendation

        The board of directors recommends a vote FOR the ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011.

Auditors' Fees

        The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2010	2009
Audit Fees(1)	$419,000	$418,900
Audit-Related Fees(2)	—	—
Tax Fees(3)	38,455	20,000
All Other Fees	—	—

Total Fees	$457,455	$438,900

(1)
Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees."

(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. All of the tax fees were pre-approved by the audit committee in accordance with the pre-approval policies and procedures described below. Tax compliance services, which relate to Federal and State tax return assistance accounted for all of the tax fees billed in Fiscal 2009 and $25,000 of the total tax fees billed in Fiscal 2010. Tax advice and tax planning services relate to periodic consultations.

Pre-Approval Policies and Procedures

        Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Report of the Audit Committee

        The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2010 and has discussed these consolidated financial statements with our management and our independent registered public accounting firm. Management is responsible for the preparation of our consolidated financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent registered public accounting firm is responsible for conducting an independent audit of our annual consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the results of their audit. The audit committee is responsible for providing independent, objective oversight of these processes.

        The audit committee has also received from, and discussed with, our independent registered public accounting firm various communications that they are required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards , Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        Our independent registered public accounting firm also provided the audit committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and our audit committee has discussed with our independent registered public accounting firm their independence.

        Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors of Momenta Pharmaceuticals, Inc.:

Marsha H. Fanucci (Chairwoman) Bruce Downey John K. Clarke James Sulat

 PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our Named Executives as disclosed in this proxy statement in accordance with applicable SEC rules. This vote, commonly known as a "say-on-pay" vote, provides stockholders with the opportunity to express their views on our named executives' compensation and is required by Section 14A of the Exchange Act. The vote is not intended to address any specific item of our executive compensation, but rather the overall compensation of our Named Executives and the philosophy, policies and practices described in this proxy statement. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast a non-binding advisory vote with respect to whether future non-binding advisory votes on executive compensation will be held every one, two or three years, which is the subject of Proposal Four.

        As described in the section of this proxy statement entitled "Executive Compensation" beginning on page 25, including "Compensation Discussion and Analysis" and related compensation tables, our executive compensation program is designed to attract, retain, and motivate talented individuals with the executive experience and leadership skills necessary for us to increase stockholder value. We seek to provide executive compensation that is competitive with companies that are similar to us. We also seek to provide near-term and long-term financial incentives that reward executives when strategic corporate objectives designed to increase long-term stockholder value are achieved. We believe that executive compensation should include base salary, cash incentives and equity awards. We also believe that our executive officers' base salaries should be set at approximately median levels relative to comparable companies, and cash and equity incentives should generally be set at levels that give executives the opportunity to achieve above-average total compensation reflecting above-average company performance. In particular, our executive compensation philosophy is to promote long-term value creation for our shareholders by rewarding improvement in selected financial metrics, and by using equity incentives. Please see the "Executive Compensation" section of this proxy statement, including the "Compensation Discussion and Analysis" and related compensation tables for detailed information about our executive compensation programs, including information about the compensation of our Named Executives for the fiscal year ended December 31, 2010.

        Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

        RESOLVED, that the compensation paid to our Named Executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

        The say-on-pay vote is advisory, and therefore not binding on us, our board of directors, or the compensation committee of the board of directors. However, our board of directors and compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

Board Recommendation

        The board of directors recommends a vote FOR the approval of the compensation of our named executives as disclosed in this proxy statement.

 PROPOSAL FOUR

FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Act also enables stockholders to indicate on a non-binding advisory basis how frequently they would like us to conduct non-binding advisory stockholder votes on our executive compensation. Stockholders have the opportunity to indicate whether they prefer a non-binding advisory vote on executive officer compensation every one, two or three years.

        The vote with respect to the frequency of the non-binding advisory vote on the compensation of our Named Executives is not binding on us or our board of directors. However, our board will take the results of the vote into consideration when deciding when to call for the next non-binding advisory vote on the compensation of our Named Executives. A frequency vote similar to this will occur at least once every six years.

        After careful consideration of the frequency alternatives, the board of directors believes that conducting a non-binding advisory vote on executive compensation every one year is appropriate for us and our stockholders at this time. The board of directors believes that an annual executive compensation advisory vote will facilitate more direct stockholder input about executive compensation. An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our stockholders on corporate governance and executive compensation matters. We believe an annual vote would be the best governance practice for us at this time.

Board Recommendation

        The board of directors recommends voting for a frequency of every ONE YEAR for the frequency with which stockholders will be asked to cast a non-binding advisory vote on the compensation of our Named Executives.

 STOCKHOLDER PROPOSALS

        In order to be included in proxy material for the 2012 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, stockholders' proposals must be received by us at our principal executive offices, 675 West Kendall Street, Cambridge, Massachusetts 02142, no later than December 28, 2011. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary, Bruce A. Leicher, Esq.

        Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advanced notice of such proposal to us at the aforementioned address not later than March 10, 2012.

        In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing and received by our Secretary at our principal offices not later than 90 days prior to the first anniversary of the preceding year's annual meeting and not before 120 days prior to the first anniversary of the preceding year's annual meeting. However, if the 2011 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting and (2) the 10th day following the date on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Our by-laws also specify requirements relating to the content of the notice that stockholders must provide, including a stockholder nomination for election to the board of directors, to be properly presented at the 2011 annual meeting of stockholders.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written request to Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, Attention: Richard P. Shea, Chief Financial Officer and Treasurer, facsimile: (617) 621-0431. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

        Our board of directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

 GENERAL

        The accompanying proxy is solicited by and on behalf of our board of directors, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.

        In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of Momenta who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith. We have engaged Phoenix Advisory Partners, or Phoenix, to solicit proxies for the Annual Meeting. We will pay Phoenix a base fee of $8,000 plus customary costs and expenses for these services. We have agreed to indemnify Phoenix against third party claims, except in the case of Phoenix's gross negligence, bad faith or intentional misconduct.

        Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

        WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 18, 2011, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO BRUCE A. LEICHER, SECRETARY, MOMENTA PHARMACEUTICALS, INC., 675 WEST KENDALL STREET, CAMBRIDGE, MASSACHUSETTS 02142. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

        PLEASE VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE AS PROVIDED IN THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD, OR COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors,

Craig A. Wheeler
 President and Chief Executive Officer

Cambridge, Massachusetts
May 11, 2010

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date MOMENTA PHARMACEUTICALS, INC. M34463-P12325 MOMENTA PHARMACEUTICALS, INC. 675 WEST KENDALL STREET CAMBRIDGE, MA 02142 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. 2. To ratify the selection by the Audit Committee of the Company's board of directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011. 3. To approve a non-binding "say on pay" advisory vote on the compensation of the Company's named executive officers. 4. To hold a non-binding "say on frequency" advisory vote on the frequency of future non-binding "say on pay" advisory votes. The Board of Directors recommends you vote 1 YEAR on the following proposal: For All Withhold All For All Except 0 0 0 Yes No NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3 and for 1 YEAR for item 4. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in the proxy will vote in their discretion. 01) Marsha H. Fanucci 02) Peter Barton Hutt 03) Bruce Downey 1. To elect three members to the Company's board of directors to serve as class I directors, each for a term of three years. Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Momenta Pharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR Proposals 1, 2 and 3: 0 0 0 0 0 0 0 0 0 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For Against Abstain 1 Year 2 Years 3 Years Abstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M34464-P12325 PROXY MOMENTA PHARMACEUTICALS, INC. 675 WEST KENDALL STREET CAMBRIDGE, MASSACHUSETTS 02142 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2011 The undersigned, revoking all prior proxies, hereby appoints Craig A. Wheeler, Bruce A. Leicher and Richard P. Shea, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock of Momenta Pharmaceuticals, Inc., held of record by the undersigned on April 18, 2011 at the Annual Meeting of Stockholders to be held on June 14, 2011 at 10:30 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and any adjournments thereof. The undersigned hereby directs Messrs. Wheeler, Leicher and Shea to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, FOR 1 YEAR FOR PROPOSAL 4, AND IN THE DISCRETION OF MESSRS. WHEELER, LEICHER AND SHEA, ON ANY OTHER ITEMS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING. UNLESS VOTING THE SHARES OF OUR COMMON STOCK OVER THE INTERNET OR BY TELEPHONE, PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side ANNUAL MEETING OF STOCKHOLDERS OF MOMENTA PHARMACEUTICALS, INC. June 14, 2011 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Dear Stockholder: Please take note of the important information enclosed with this proxy card. There are matters related to the operation of the Company that require your prompt attention. Your vote counts, and you are strongly encouraged to exercise your right to vote the shares. Please mark the boxes on the proxy card to indicate how the shares will be voted. Then sign and date the card, detach it and return your proxy in the enclosed postage-paid envelope. Thank you in advance for your prompt consideration of these matters. Sincerely, Momenta Pharmaceuticals, Inc.

QuickLinks

PROPOSAL ONE ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR 2010
2010 GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT 2010 YEAR-END
2010 OPTION EXERCISES AND STOCK VESTED
2010 DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
PROPOSAL TWO RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL THREE ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL FOUR FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION
STOCKHOLDER PROPOSALS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
GENERAL